As filed with the U.S. Securities and Exchange Commission on March 27, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EARTH SCIENCE TECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	80-0931484
(State	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Number)	Identification Number)

8000 NW 31st Street, Unit 19

Doral, FL 33122

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(do not check if a smaller reporting company)		Emerging Growth Company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock	5,873,370	$0.64	$3,758,956.8	$455.59

(1) In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Based on the reported closing price for our common stock on March 25, 2019 of $0.67. The shares offered, hereunder, may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3) The fee is calculated by multiplying the aggregate offering amount by .0001212, pursuant to Section 6(b) of the Securities Act of 1933

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH _____, 2019

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Earth Science Tech, Inc.

5,873,370 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 5,873,370 shares of common stock to be sold by GHS Investments LLC (“GHS”) pursuant to an Equity Financing Agreement (the “Financing Agreement”) dated February 28, 2019. As of the date hereof, we have 51,633,400 shares of common stock issued and outstanding. If issued presently, the 5,873,370 shares of common stock registered for resale by GHS would represent approximately 11.38% of our issued and outstanding shares of common stock as of the date hereof. Additionally, as of the date hereof, the 5,873,370 shares of our common stock registered for resale herein would represent approximately 30% of the Company’s public float.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from our initial sale of shares to GHS pursuant to the Financing Agreement. We will sell shares to GHS at a price equal to 80% of the lowest trading price of our common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS (the “Market Price”). There will be a minimum of ten (10) trading days between purchases. No Purchase will be made in an amount greater than three hundred and fifty thousand dollars ($350,000).

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol “ETST”. On March 25, 2019, the reported closing price for our common stock was $0.64 per share.

Prior to this offering, there has been a limited market for our securities. While our common stock is on the OTC Markets, there has been limited and fluctuating trading volume. There is no guarantee that an active trading market will remain or develop in our securities.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 11. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2019.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Earth Science” the “Company,” “we,” “us,” and “our” refer to Earth Science Tech, Inc., a Nevada corporation.

i

PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is March 31 and our fiscal years ended March 31, 2017 and 2018 are sometimes referred to herein as fiscal years 2017 and 2018, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Earth Science” refer to Earth Science Tech, Inc., a Nevada corporation, and each of our subsidiaries.

Corporate History

Earth Science Tech, Inc. (“ETST” or the “Company”) was incorporated under the laws of the State of Nevada on April 23, 2010 under the name Ultimate Novelty Sports Inc. The Company provided consulting services to the athletic facilities industry and offered a full range of consulting services, including start-up strategy development, membership pricing and management, operational analysis, marketing and public relations and staff training.

On May 6, 2010, the Company formed a wholly owned subsidiary, Ultimate Novelty Sports Inc., an Ontario, Canada Corporation (“UNSI Canada”). On October 30, 2013, pursuant to a sale of subsidiary agreement (the “Sale of Subsidiary Agreement”) the Company sold all of the capital stock of UNSI Canada to Optimal, Inc., a Nevada corporation.

On January 29, 2014, the Company entered into a consulting agreement with Pure Health, Inc. (“Pure”), a Puerto Rican corporation (the “Pure Consulting Agreement”). The purpose of the Pure Consulting Agreement was to retain Pure to consult the Company with regard to the development of health and wellness products as well as nutritional supplements, including idea generation, preforming and designing formulations for products to be used in the health and nutrition market.

On March 6, 2014, the Company changed its name from Ultimate Novelty Sports, Inc. to Earth Science Tech, Inc. (the “Name Change”).

On May 28, 2014 the Financial Industry Regulatory Authority (“FINRA”) approved the Name Change and a change of trading symbol from UNOV to ETST.

On June 6, 2014, the Company filed with the Secretary of State of the State of Nevada Articles of Amendment to the Articles of Incorporation and a Certificate of Designation creating a Preferred A class of stock with 10,000,000 preferred A shares (the “Preferred A Shares”) having a par value of $0.001 per share.

On March 6, 2015, the Company entered into a License and Distribution Agreement (the “I Vape License and Distribution Agreement”) with I Vape Vapor, Inc. a Minnesota corporation (“I Vape”). Pursuant to the I Vape License and Distribution Agreement the Company licensed to I Vape the rights to use the Company’s Ultra-High Grade CBD Rich Hemp Oil in I Vape’s E-Cigarettes within the U.S. As part of the I Vape License and Distribution Agreement, the Company formed Earth Science Tech Vapor One, Inc., a wholly owned Florida corporation subsidiary.

Today, ETST is a biotechnology company focused on unique nutraceuticals and bioceuticals designed to excel in industries such as health, wellness, nutrition, supplements, cosmetics and alternative medicine to improve the quality of life for consumers worldwide. ETST seeks to deliver non-prescription nutritional and dietary supplements that help with treating symptoms such as: chronic pain, joint pain, inflammation, seizures, high blood pressure, memory loss, depression, weight management, nausea, aging and overall wellness. This may include products such as CBD as a natural constituent of hemp oil, vitamins, minerals, herbs, botanicals, personal care products, homeopathies, functional foods and other products. These products will be in various formulations and delivery forms including capsules, tablets, soft gels, chewables, liquids, creams, sprays, powders, and whole herbs.

In particular, ETST is focused on researching and developing innovative hemp extracts and making them accessible worldwide. ETST plans to be a supplier of high quality hemp oil enriched with high-grade CBD. ETST’s primary goal is to advance different high quality hemp extracts with a broad profile of cannabinoids and additional natural molecules found in industrial hemp and to identify their distinct properties.

1

On January 11, 2019, the Company entered into an agreement with Aaron Decker, and Derrick West, individuals, pursuant to which the Company will transfer, set over and assign to Mr. Decker and Mr. West 95% of the issued and outstanding shares of common stock of Kannabidioid, Inc. This transfer of KBD and its business places Mr. Decker and Mr. West or their corporate nominee in full control of KBD for all purposes, subject to their undertaking aggressively and assiduously to pursue the growth of Kannabidioid, Inc.’s business and to maximize its customer base, product line, and profitability. ETST entered into this agreement because management determined that the opportunities for the growth of its other product lines will require that it deploy its resources on these other product lines such that it’s better to allow another management team to build the KBD business. In allowing another management team to build the KBD business, it is expected that ETST will not only continue to benefit from the sales, but it may also be in a position to benefit from its growth without the necessity of deploying additional resources to realize that growth.

On January 11, 2019 the Company received notice that Strongbow Advisors, Inc. (“Strongbow”), and Robert Stevens (“Stevens”, and together with Strongbow, the “Receiver”) had been appointed by the Nevada District Court, as Receiver for the Registrant in Case No. A-18-784952-C. The Company determined that it was in its best interest of its shareholders and creditors to seek protection under receivership after evaluating its options following the order for judgment in favor of Cromogen in the matter entitled Cromogen Biotechnology Corporation vs. Earth Science Tech, Inc.

In addition, the Court issued a Writ of Injunction or “Blanket Stay” covering the Company and its assets during the time that the Company is in receivership. The Blanket Stay will remain in place unless otherwise waived by the Receiver, or it is vacated by the Court or alternatively, lifted by the Court, upon a “motion to lift stay” duly made and approved by the Nevada District Court. The purpose of the “Blanket Stay” is to protect the estate and prevent interference with its administration while the Company’s financial issues are fully analyzed and resolved. As part of this process, creditors will be notified and required to provide claims in writing under oath on or before the deadline stated in the notice provided by the Receiver or those claims will be barred under NRS §78.675.

The appointment of the Receiver was approved unanimously by the Board and by a majority of the Company’s shareholders. Strongbow and Stevens were selected because of their reputation in helping (i) companies restructure and (ii) to execute on their business plans, albeit under a debt and capital structure that allows them to succeed. Unlike many receivers who simply look to wind up the affairs of a company and liquidate its assets, Stevens and Strongbow have built a reputation and differentiated themselves by taking a different approach, which is assisting companies with financings and working in the capital markets to help companies raise the capital needed not only to pay debts, but also to try and help build and grow their businesses.

On February 28, 2019, the Company entered into an Equity Financing Agreement (the “GHS Equity Financing Agreement”) and Registration Rights Agreement (the “GHS Registration Rights Agreement”) with GHS Investments LLC, a Nevada limited liability company (“GHS”). Under the terms of the Equity Financing Agreement, GHS agreed to provide the Company with up to $5,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”).

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share based on the investment amount specified in each put notice. Additionally, in accordance with the Equity Financing Agreement, the Company shall issue GHS a promissory note in the principal amount of $30,000 to offset transaction costs (the “Note”).

Business Overview

Earth Science Tech, Inc. (“ETST”) offers high-grade full spectrum cannabinoid oil on the market. There are positive results in studies on breast cancer and immune cells through the University of Central Oklahoma, in addition to studies through DV Biologics that prove the Company’s CBD oil formulation lowers cortisol and functions as a neuro-protectant, with positive result case studies through key health organizations. ETST formulates, markets and distributes the CBD oil used for its studies to the public, offering the most effective quality of CBD on the market.

ETST currently has two wholly-owned subsidiaries and favored entity focused on developing its role as a world leader in the CBD space, expanding its work in the pharmaceutical and medical device sectors:

Earth Science Pharmaceutical (“ESP”) is a wholly-owned subsidiary of Earth Science Tech, committed to the development of low cost, non-invasive diagnostic tools, medical devices, testing processes and vaccines for sexually transmitted infections and/or diseases. ESP’s CEO and chief science officer, Dr. Michel Aubé, is leading the Company’s research and development efforts. The Company’s first medical device, Hygee™, is a home kit designed for the detection of STIs, such as chlamydia, from a self-obtained gynecological specimen. ESP is working to develop and bring to market medical devices and vaccines that meet the specific needs of women.

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Cannabis Therapeutics (“CTI”) is a wholly-owned subsidiary of Earth Science Tech, Inc. poised to take a leadership role in the development of new, leading-edge cannabinoid-based pharmaceutical and nutraceutical products. CTI is invested in research and development to explore and harness the medicinal power of cannabidiol. The Company holds three provisional application patents for a CBD product that is focused on developing treatments for breast and ovarian cancers, as well as two generic CBD based pharmaceutical drugs.

Earth Science Foundation (“ESF”) is a favored entity of Earth Science Tech, Inc. ESF is in the process of becoming a non-profit organization to accept grants and donations to conduct further studies and help donate Earth Science Tech’s effective CBD products to those in need.

On January 29, 2014, the Company entered into a consulting agreement with Pure Health, Inc. (“Pure”), a Puerto Rican corporation (the “Pure Consulting Agreement”). The purpose of the Pure Consulting Agreement was to retain Pure to consult the Company with regard to the development of health and wellness products as well as nutritional supplements, including idea generation, preforming and designing formulations for products to be used in the health and nutrition market.

On March 24, 2014, the Company entered into a Founders Agreement (the “Founders Agreement”) with Majorca Group, Ltd., a Marshall Islands Corporation (“Majorca”). Pursuant to the Founders Agreement, for a consideration of 25,000,000 restricted shares of Common Stock, Majorca was to provide certain services to the Company, including: (i) securing an agreement with an established company in the nutritional and health care industry for product development including idea generation, preforming and designing formulations for products to be used in the health and nutrition market; (ii) arranging for the development and formulation of two new products for the Company using FDA approved labs to produce the products; (iii) developing, implementing and launching a Nutritional, Formulation and Dietary Supplement ecommerce platform; (iv) securing an agreement with an established hemp based Biotechnology Company that has developed proprietary cultivation and processing ability allowing for the accessibility & democratization of cannabinoid extracts for the neutraceutical market; (v) developing, implementing and launching an online portal and mobile app dealing with cannabis and hemp. Further, creating scale-able API that has a database of cannabis and cannabis related products, businesses, and opportunities; and (vi) securing an agreement with a leading supplier in the business of producing or otherwise procuring, distributing and/or selling electronic cigarette products.

On August 22, 2016, the Company entered into an asset purchase agreement (the “BEO Purchase Agreement”) to acquire substantially all of BEO ITS, Inc., a Canadian corporation (“BEO”), for 225,000 shares of Common Stock of the Company and $9,225.00 in cash.

On January 27, 2017, the Company entered into a joint venture agreement (the “Nutrition Specialties Joint Venture”) with Nutrition Specialties, LLC (“Nutrition Specialties”). The purpose of the Nutrition Specialties Joint Venture was to market sports supplement products produced by Nutrition Specialties incorporating cannabidiol (CBD) supplied by the Company and marketed by the Company’s sales personnel. Nutrition Specialties was to purchase the CBD for the sports supplements products from the Company.

On January 24, 2017, the Company entered into a joint venture agreement (the “Kamavore Joint Venture”) with Kamavore, a Canadian corporation (“Kamavore”). The purpose of the Kamavore Joint Venture was to produce and market chocolate products incorporating CBD supplied by the Company. Karmavore was to purchase the CBD for the chocolate products from the Company. Both the Company and Kamavore were to market the CBD chocolate products.

On June 8, 2017, the Company formed KannaBidioid, Inc. (“KBD”), a wholly owned subsidiary. The purpose of KBD is to enter into the recreational vape/smoke space. Through KBD, the Company formulates, produces and sells Kanna-infused cannabidiol (CBD) based e-liquids and gummy edibles.

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On July 1, 2017, the Company entered into an exclusive distribution agreement (the “Bionatus Distribution Agreement”) with Laboratoire Bionatus Pharmacognosique (“Bionatus”) to be the exclusive distributor in the U.S. for a new line of products to be developed jointly by Bionatus and the Company (the “New Products”). Pursuant to the Bionatus Distribution Agreement the Company will be the exclusive supplier of the hemp oil for the New Products.

On August 9, 2018 the Company entered into a participation agreement (the “FMG Participation Agreement”) with Fortune Media Group (the “FMG”) for the production and broadcasting of a television and social media infomercial, promoting the Company’s products. Pursuant to the FMG Participation Agreement, for a fee of $24,900, FMG was to produce and distribute two promotional videos for the Company; the first is for a 60 second direct TV commercial or infomercial and the second is for a 15 second video to be used for social media. FMG will promote the Company through its integrated social media outlets and consumer engagement strategies.

On October 12, 2018 Canna Inno Laboratories Inc. a Canadian corporation (“Canna Inno”) and a wholly owned subsidiary of the Company, entered into an agreement for the clinical study of the protocols to be used in the processing of samples collected using Canna Inno’s MSN-2 collection device, which is used in testing and diagnosing of chlamydia and gonorrhea (the “Clinical Trials Agreement”).

On December 16, 2018, the Company entered into a manufacturing agreement (the “Dermagate Manufacturing Agreement”) with Dermagate, Inc. to manufacture, assemble, and supply 5,000 units of the company’s MSN-2 medical device, Hygee, for purchase by the Company, on an exclusive basis. The Hygee device itself, is a modified panty liner worn by women to allow for the self-collection of a gynecological specimen. Currently the device allows human cells to be collected and tested for two types of infections, chlamydia and gonorrhea. It provides women with the ability to be self-collect specimens in a non-clinical setting, send them to a laboratory that will process the specimens and notify them if they test positive for either sexually transmitted disease so that they can seek treatment. This technology allows the Company to provide diagnostic services to high-risk women and girls who are not inclined to visit traditional medical settings. The kit can be ordered on-line for home screening.

Nutraceutical Products

The Company is engaged in the development, marketing, production, and sales of CBD products for personal health, some of which may utilize patent-pending formulations. The Company has secured, and been assigned, a provisional patent named “Cannabidiol Compositions and Uses 2” Serial No. 62102538, with the United States Patent and Trademark Office (USPTO) for Hemp Oil Enriched with CBD (Cannabidiol) and Hemp Oil Enriched with Proprietary Additives. This patent was filed on January 12, 2014 by the inventors: Dr. Harvey Katz, the former CEO of the Company, Dr. Wei R. Chen, the assistant dean of the College of Mathematics and Science at the University of Central Oklahoma (UCO), and Dr. Feifan Zhou. On January 14, 2014 the inventors Dr. Harvey Katz, Dr. Wei Chen and Dr. Feifan Zhou assigned the Provisional Patent “Cannabidiol Compositions and Uses 2,” Serial No. 62102538, to ETST.

A Partial Abstract of new Patent Serial No. 62102538 follows:

A composition having cannabidiol, alone, or as a component of hemp oil, for use in treating or preventing cancer. The composition may include D-limonene, which contributes synergistically to the anticancer efficacy of the composition.

With this being the second provisional patent, ETST has a total of ten new claims. Under the sponsorship of ETST, researchers at the University of Central Oklahoma have been investigating the effects of CBD on immune cells with ETST using the ETST CBD-rich hemp oil. This new patent has been filed because of ETST’s new findings under its sponsorship with the University of Central Oklahoma. We believe that these finding are innovations in this field and may be attributed to ETST’s relationship with its international raw supplier of high quality CBD-rich hemp oil.

On March 6, 2015, Earth Science Tech, Inc. entered into a License and Distribution Agreement with I Vape Vapor, Inc. a Minnesota corporation. The purpose of the License and Distribution Agreement is for Earth Science Tech, Inc. to license to I Vape Vapor, Inc. its use of Earth Science Tech’s “Ultra-High Grade CBD Rich Hemp Oil,” for use in I Vape Vapor, Inc.’s E-Cigarettes within the United States of America, its territories and possessions only. I Vape Vapor shall pay for the bottling, formulating, flavoring, labels, and any other elements necessary to produce the finished e-liquid consumable with Earth Science Tech agreeing to reimburse I Vape Vapor for its costs off the top. After deduction of the respective cost elements of the parties and reimbursement thereof, the parties shall divide the net proceeds 50% to Earth Science Tech and 50% to I Vape Vapor except where sales have been originated, produced or referred by Earth Science Tech, in which case the division shall be 65% to Earth Science Tech and 35% to I Vape Vapor.

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Extraction Method and Quality

We believe our high-grade CBD-rich hemp oil contains the high quality natural CBD because it’s formulated using a wide array of cutting-edge technologies, including super critical extraction process (CO 2), isolation, and micron filtration. Super critical extraction is a gentle approach and the key method in the extraction of our CBD. The method exploits the fact that CO 2 at low temperature and under high pressure becomes liquid and thereby draws the cannabinoids and terpenes from the plant material. Using state-of-the-art equipment, carbon dioxide (CO 2) is compressed to upwards of 10,000 psi. At these extremes CO 2 becomes ‘super critical’ where it retains the properties of both a liquid and a gas at the same time. The cold temperature does not damage any heat-sensitive nutrients like vitamins or enzymes. When the super critical fluid is added to the nutrient-rich hemp it releases the phytonutrients. The CO 2 is then free and recycled, leaving a concentrated and pure extract that we believe is more easily digested. These low temperatures thru the extraction process preserve a broad spectrum of valuable and beneficial molecules that are often lost using other extraction methods. This gentle method permits the production of a purer form of CBD-rich hemp oil while conserving other valuable and beneficial molecules that are originally contained in the hemp plant. We believe that there are over 400 phytonutrients that exist in hemp plants.

Our CBD-rich hemp oil does not contain any synthetic cannabinoids and is not an isolate. It contains everything that is naturally occurring in the original industrial hemp plant. With our high quality CBD-rich hemp oil you benefit from the natural interaction of phytonutrients in their balanced wide-ranging form that may offer the most benefit for overall wellness. Our commercialized CBD based product line, High Grade Full Spectrum Cannabinoids, offers 7 distinct cannabinoids maximizing all the therapeutic benefits the industrial hemp plant has to offer.

Other competitors and companies may use certain methods for extracting hemp including toxic solvents and/or high heat which we believe are unsustainable, dangerous and don’t extract the full balance of nutrients from the industrial hemp plant. One of the most popular processes used to extract hemp oils is alcohol extraction, due to its simplicity and low costs. This may lead to a product that still contains trace amounts of alcohol, as it can be difficult to separate out after extraction. The alcohol extraction used by other companies and our competitors requires the hemp and alcohol mixture to be boiled for long periods of time, potentially damaging sensitive nutrients and important components of the oil. Most companies that claim to be full spectrum only contain 2-5 cannabinoids compared to the 7 we offer in our commercialized batches.

Our CBD-rich hemp oil is sourced from the high quality industrial hemp plants grown by generational family farmers. In order to produce consistent and nutritious CBD-rich oils, these hemp plants are grown domestically currently in Oregon and Kentucky.

We lab test our hemp oil multiple times during the manufacturing process, from seed to shelf. This includes being tested for cannabinoid panel content, terpenoids, pesticides, residual solvents, mycotoxins, and micros.

Retail Of Nutraceutical Products

The Company will sell our dietary supplements through our website at www.earthsciencetech.com, in retail stores, clinics, and pharmacies.

On July 18, 2014, Earth Science Tech, Inc. entered into a Lease Agreement with LG Coral Gables, LLC for the lease of a retail establishment located in Coral Gables, Florida for a term of 5 years at a monthly rent of $3,442 with a security deposit of $17,211. The lease includes charges for common area maintenance expenses, and taxes of $1,059.

Nutrition Empire derives its revenue through both Retail and Direct Online via their website www.nutritionempire.com. Nutrition Empire will be managed by leading veterans in the nutritional and dietary supplement arena. Nutrition Empire has a web portal in order to offer a full online inventory of leading supplement names at competitive prices as well as our CBD products. Nutrition Empire was closed 2017 and Nutrition empire since has been dormant.

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Strategic Focus

Our missions are to educate the public on the many and varied nutritional and health benefits of CBD-rich hemp oil, to optimize purity in formulation, and to find new product delivery systems. Our corporate strategy in developing our operations is as follows:

To design and produce CBD enhanced nutraceutical products for sale to the general public.

We intend to create high-grade CBD-rich hemp oil and other CBD containing products unique to the current market in the nutraceuticals industry. We believe that our formulations will set us apart from competing products for promoting health.

We have formulated and produced our initial CBD products, intended for, subject to performance, treating various symptoms of diseases and ailments or for overall health. The Company plans to expand manufacturing and marketing of these CBD products with expansion of products over the next five years.

To offer a wide selection of health and nutrition products through online, clinics, pharmacies, and in-store retail.

Through our wholly owned subsidiary, we plan to continue expanding retail sales of nutritional supplements through online, clinics, pharmacies, and in-store sales. Our product selection includes many high-quality supplement brands, and includes our proprietary CBD-rich hemp oil.

Competition

The nutraceutical industry is subject to significant competition and pricing pressures. We may experience significant competitive pricing pressures as well as competitive products. Several significant competitors may offer products with prices that may match or are lower than ours. We believe that the products we offer are generally competitive with those offered by other supplement and nutraceutical companies; however, we believe that our products are unique and will set themselves apart from competing products. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Government Approvals and Regulations

The formulation, manufacturing, processing, labeling, packaging, advertising and distribution of our products are subject to regulation by several federal agencies, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the U.S. Department of Agriculture (“USDA”) and the Environmental Protection Agency (“EPA”). These activities are also regulated by various agencies of the states and localities in which our products are sold. The FDA regulates the processing, formulation, safety, manufacture, packaging, labeling and distribution of dietary supplements (including vitamins, minerals, and herbs) and cosmetics, whereas the FTC has jurisdiction to regulate the advertising of these products.

The Dietary Supplement Health and Education Act of 1994 (“DSHEA”) defines “dietary supplements” as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, constituents, extracts or combinations of such dietary ingredients. New dietary ingredients (those not marketed in the U.S. prior to October 15, 1994) must be the subject of a notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without being “chemically altered.” The notification must be submitted to the FDA at least 75 days before the initial marketing of the new dietary ingredient. The FDA has issued guidance regarding the content of a new dietary ingredient notification. Should the FDA choose to enforce the guidance, it could have a negative effect on the innovation and continued marketing of dietary supplements; the FDA may not accept any particular evidence of safety for any new dietary ingredient, preventing the marketing of those dietary ingredients.

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DSHEA permits “statements of nutritional support” to be included in labeling for dietary supplements without premarket FDA approval, however, such statements must be submitted within 30 days of marketing and must bear a label disclosure that “This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.” Statements of nutritional support may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. A company using such statements must possess scientific evidence substantiating that the statement is truthful and not misleading. Any statements determined to be outside of these guidelines or unsubstantiated would be prevented from being used.

DSHEA also provides that so-called “third-party literature,” a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to regulation as labeling. Third-party literature must not be false or misleading; the literature may not “promote” a particular manufacturer or brand of dietary supplement; and a balanced view of the available scientific information on the subject matter must be presented. Any dissemination of non-compliant literature could subject our product to regulatory action as an illegal drug.

The FDA’s Good Manufacturing Practices (“GMP”) regulations require dietary supplements to be prepared, packaged and held in compliance with strict rules, and require quality control provisions similar to those in the GMP regulations for drugs. The FDA could in the future choose to inspect one of our facilities for compliance with these regulations, and could cause non-compliant products made or held in the facility to be subject to FDA enforcement actions.

The FDA has broad authority to enforce the provisions of the FDCA and their regulation of foods, dietary supplements and cosmetics may increase or become more restrictive in the future. Additional legislation could be passed which would impose substantial new regulatory requirements for dietary supplements, potentially raising our costs and hindering our business.

Our advertising is subject to regulation by the Federal Trade Commission, or FTC, under the Federal Trade Commission Act. In recent years the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any of these types of adverse actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

In addition to FDA and FTC regulations, our products may face further regulation under the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining marketing approval for our products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market our product candidates in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

Controlled Substance Regulation

At some point our products may be developed and be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Certain products we may develop could contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription. We do not intend to produce “controlled substances” at this time, due to regulatory complications.

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Subsidiaries

The Company’s’ subsidiaries include Earth Science Tech Inc., Nutrition Empire Co. Ltd., Cannabis Therapeutics, Inc., Earth Science Pharmaceutical Inc., and Earth Science Foundation, Inc. (all intercompany balances and transactions have been eliminated on consolidation.)

Employees

As of March 26, 2019, the Company has seven (7) employees. None of our employees are represented by a union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Website

Our corporate website address is https://earthsciencetech.com.

GHS Equity Financing Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding (1):	51,633,400

Shares being offered:	5,873,370

Shares to be outstanding after the offering	57,506,770

Shares to Offering Price per share:	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholder. However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions.

Trading Symbol:	ETST

Risk Factors:	See “Risk Factors” beginning on page 11 herein and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1) The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 51,633,400 shares outstanding as of March 26, 2019, and excluding 5,873,370 shares of Common Stock issuable in this offering.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended March 31, 2018 and 2017 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the nine months ended December 31, 2018 and 2017 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of December 31, 2018 are derived from our consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the quarter ended December 31, 2018 is not necessarily indicative of our operating results to be expected for the full fiscal year ending March 31, 2019 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

EARTH SCIENCE TECH, INC. INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three	For the three	For the nine	For the nine
	Months Ended	Months Ended	Months Ended	Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Revenue	$202,760	$100,891	$570,975	$291,403
Cost of revenues	109,799	54,497	326,398	148,125
Gross Profit	92,961	46,394	244,577	143,278

Operating Expenses:

Compensation - officers	49,788	24,000	165,317	74,500
Officer Compensation Stock	96,775	71,000	349,125	138,000
Employee Compensation Stock	-	14,200	20,182	14,200
Marketing	80,550	139,438	204,461	219,984
General and administrative	94,159	160,993	392,703	575,906
Professional fees	13,351	14,156	39,605	83,090
Cost of legal proceedings	142,064	63,211	413,611	67,506
Research and development	136,489	97,587	305,999	97,587
Total operating expenses	613,176	584,585	1,891,003	1,270,773

Loss from operations	(520,215)	(538,191)	(1,646,426)	(1,127,495)

Other Income (Expenses)
Interest expense	(1,191)	-	(3,573)	-
Interest income	-	-	-	-
Total other income (expenses)	(1,191)	-	(3,573)	-

Net loss before income taxes	(521,406)	(538,191)	(1,649,999)	(1,127,495)

Income taxes	-	-	-	-

Net loss	$(521,406)	$(538,191)	$(1,649,999)	$(1,127,495)

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EARTH SCIENCE TECH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	March 31,
	2018	2017

Revenue	$463,108	$428,199
Cost of revenues	270,222	243,813
Gross Profit	192,886	184,386

Operating Expenses:

Compensation - officers	260,936	204,948
Officer Compensation Stock	170,775	238,000
Marketing	332,986	77,857
General and administrative	653,242	707,059
Donations	35,500	-
Loss on disposal of assets	60,792	-
Professional fees	70,289	82,578
Bad Debt Expense	87,342	-
Cost of legal proceedings	79,447	15,528
Research and development	150,451	-
Total operating expenses	1,901,760	1,325,970

Loss from operations	(1,708,874)	(1,141,584)

Other Income (Expenses)
Interest expense	(4,765)	(4,773)
Interest income	-	3
Total other income (expenses)	(4,765)	(4,770)

Net loss before income taxes	(1,713,639)	(1,146,354)

Income taxes	-	-

Net loss	$(1,713,639)	$(1,146,354)

Net loss per common share:
Loss per common share-Basic and Diluted	$(0.04)	$(0.03)

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Forward-Looking Statements.”

Special Information Regarding Forward-Looking Statements

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

11

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.”

RISKS RELATED TO OUR COMPANY AND THE BUSINESS

Because we have a limited history of operations, and our other ventures are in the development stage or not of yet capitalized, we anticipate our operating expenses will increase prior to earning revenue, and we may never achieve profitability:

The Company launched its first product hemp products in 2015. As we continue to conduct research and development of other CBD and cannabinoid products, we anticipate increases in our operating expenses, without realizing significant revenues from operations. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) research and development, (iii) advertising, (iv) legal and accounting fees at various stages of operation, (v) joint venture activities, (vi) creating and maintaining distribution and supply chain channels.

As a result of some or all of these factors in combination, the Company may incur losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful in its research and development projects. We cannot provide investors with any assurance that our business will attract customers and investors. If we were unable to address these risks our business could fail.

Failure to raise additional capital to fund operations could harm our business and results of operations:

Our primary source of operating funds from 2015 through the December 31, 2017 quarter end has been from revenue generated from proceeds from sales of our CBD products and full spectrum oils powders and gelcaps as well as the sale of our common stock. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2018 and beyond as it develops its business model. The Company has stockholders’ deficiencies at March 31, 2017 and will require additional financing to fund future operations. Currently, we do not have any firm committed arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions.

We are currently under the control of a court appointed receiver.

On January 11, 2019 the Company received notice that Strongbow Advisors, Inc. (“Strongbow”), and Robert Stevens (“Stevens”, and together with Strongbow, the “Receiver”) had been appointed by the Nevada District Court, as Receiver for the Registrant in Case No. A-18-784952-C. The Company determined that it was in its best interest of its shareholders and creditors to seek protection under receivership after evaluating its options following the order for judgment in favor of Cromogen in the matter entitled Cromogen Biotechnology Corporation vs. Earth Science Tech, Inc.

In addition, the Court issued a Writ of Injunction or “Blanket Stay” covering the Company and its assets during the time that the Company is in receivership. The Blanket Stay will remain in place unless otherwise waived by the Receiver, or it is vacated by the Court or alternatively, lifted by the Court, upon a “motion to lift stay” duly made and approved by the Nevada District Court. The purpose of the “Blanket Stay” is to protect the estate and prevent interference with its administration while the Company’s financial issues are fully analyzed and resolved. As part of this process, creditors will be notified and required to provide claims in writing under oath on or before the deadline stated in the notice provided by the Receiver or those claims will be barred under NRS §78.675.

If the Receiver is not successful in mitigating the Company’s liabilities, the Company’s results could be materially adversely impacted.

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We sell our products in highly competitive markets, which results in pressure on our profit margins and limits our ability to maintain or increase the market share of our services.

The nutraceutical industry is subject to significant competition and pricing pressures. We will experience significant competitive pricing pressures as well as competitive products. Several significant competitors offer products with prices that may match or are lower than ours. We believe that the products we offer are generally competitive with those offered by other supplement and nutraceutical companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Marijuana, and Cannabinoids and CBD with more than 0.3% THC are illegal under federal law

Marijuana, and CBD containing in excess of 0.3% THC are Schedule 1 controlled substances and are illegal under federal law, specifically the Controlled Substances Act (21 U.S.C. § 811). Even in states that have legalized the use of marijuana, its sale and use remain violations of federal law. CBD and cannabinoids derived from industrial hemp are not distinguishable. Although the products we buy are certified as THC free, if there were mistakes in processing or mislabeling and THC were found in our products we could be subject to enforcement and prosecution which would have a negative impact on our business and operation.

Laws and regulations affecting our industry are constantly changing:

The constant evolution of laws and regulations affecting the marijuana industry could detrimentally affect our operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Our future growth is largely dependent upon our ability to successfully compete with new and existing competitors by developing or acquiring new products that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing products, evolving industry standards and potential new entrants. For example, a number of new companies with innovative products, which promise significant health benefits are established every year and are competitive with our products. If these companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging trends in our target end-markets; develop, acquire and maintain competitive products; enhance our products by adding innovative features that differentiate us from our competitors; and develop or acquire and bring products to market quickly and cost-effectively. Our ability to develop or acquire new products based on quality research can affect our competitive position and requires the investment of significant resources. These acquisitions and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new research or products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior designs or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products or services. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for product defects or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

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Our business is dependent on laws pertaining to the cannabis industry:

The federal government has issued guidance to federal prosecutors concerning marijuana enforcement under the Controlled Substances Act (CSA). The Cole Memorandum updates that guidance in light of state ballot initiatives that legalize under state law the possession of small amounts of marijuana and provide for the regulation of marijuana production, processing, and sale. The guidance set forth herein applies to all federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning marijuana in all states.

Congress has determined that marijuana is a dangerous drug and that the illegal distribution and sale of marijuana is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Department of Justice is committed to enforcement of the Controlled Substance Act (CSA) consistent with those determinations. The Department is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, as several states enacted laws relating to the use of marijuana for medical purposes, the Department in recent years has focused its efforts on certain enforcement priorities that are particularly important to the federal government:

●	Preventing the distribution of marijuana to minors;

●	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;

●	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

●	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	Providing the necessary resources and demonstrate the willingness to enforce their laws, and,

●	Enacting regulations in a manner that ensures they do not undermine federal enforcement priorities.

In jurisdictions that have enacted laws legalizing marijuana in some form, and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of marijuana, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities set forth above. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of marijuana outside of the regulated system and to other states, prohibiting access to marijuana by minors, and replacing an illicit marijuana trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing marijuana-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms.

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As with the Department’s previous statements on this subject, this memorandum is intended solely as a guide to the exercise of investigative and prosecutorial discretion. This memorandum does not alter in any way the Department’s authority to enforce federal law, including federal laws relating to marijuana, regardless of state law. Neither the guidance herein nor any state or local law provides a legal defense to a violation of federal law, including any civil or criminal violation of the CSA. Even in jurisdictions with strong and effective regulatory systems, evidence that particular conduct threatens federal priorities will subject that person or entity to federal enforcement action, based on the circumstances. This memorandum is not intended to, does not, and may not be relied upon to create any rights, substantive or procedural, enforceable at law by any party in any matter civil or criminal. It applies prospectively to the exercise of prosecutorial discretion in future cases and does not provide defendants or subjects of enforcement action with a basis for reconsideration of any pending civil action or criminal prosecution. Finally, nothing herein precludes investigation or prosecution, even in the absence of any one of the factors listed above, in particular circumstances where investigation and prosecution otherwise serves an important federal interest.

As to the Company engaging in business outside of the jurisdiction of the U.S.A., the Company must first assume that the laws in other country(s), territories or destinations are similar to that of the U.S. Federal Government, however, the Company must then retain competent legal counsel in this outside jurisdiction and insisting that they understand and obtain a copy of these foreign laws and rules and should gain the expertise and representation of a foreign specialist or attorney in the foreign destination being considered prior to engaging in any cannabis, marijuana or hemp business.

Our business is subject to risk of government action:

While we will use our best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility that governmental action to enforce any alleged violations may result in legal fees and damage awards that would adversely affect us.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We are substantially dependent on continued market acceptance and proliferation of consumers of cannabis, medical marijuana and recreational marijuana as well as CBD and full spectrum cannabinoids. We believe that as marijuana becomes more accepted the stigma associated with marijuana use will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the marijuana space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the marijuana industry will adversely affect our business operations.

In addition, it is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical marijuana will likely adversely encroach, impact or displace the existing market for the current “marijuana pill” Marinol, sold by the mainstream pharmaceutical industry. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting the impending cannabis industry could have a detrimental impact on our business.

The possible FDA Regulation of cannabis marijuana and CBD, and the possible registration of facilities where cannabis is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition:

The FDA has not approved cannabis, marijuana, industrial hemp or CBD derived from cannabis or industrial hemp as a safe and effective drug for any indication. The FDA considers these substances illegal Schedule 1 drugs. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that may contain cannabis, industrial hemp or CBD derived from industrial hemp. Further, The FDA has concluded that products containing cannabis, marijuana industrial hemp or CBD derived from industrial hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. Our products are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning products containing cannabis, marijuana, or CBD derived from industrial hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of cannabis and marijuana; regulations covering the physical facilities where cannabis and marijuana are grown; and possible testing to determine efficacy and safety of CBD. In this hypothetical event, our industrial hemp based products containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the cannabis industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

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We may have difficulty accessing the service of banks.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. The Treasury Department’s Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services” to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws. The guidance falls short of the explicit legal authorization that banking industry officials had pushed the government to provide and to date, it is not clear if any banks have relied on the guidance and taken on legal marijuana companies as clients. The aforementioned policy may be administration dependent and a change in presidential administrations may cause a policy reversal and retraction of current policies, wherein legal marijuana businesses may not have access to the banking industry.

Banking regulations in our business are costly and time consuming:

In assessing the risk of providing services to a marijuana-related business, a financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly. Currently we are not licensed and have operated in a manner to avoid the necessity of licensure by not using products containing THC, nevertheless CBD and cannibinoids are still part of the cannabis plant and as such are considered schedule 1 drugs, as such many banks will not transact business with us. We have been successful to date in finding merchant credit card processing and a bank that will do business with us. If either of them decided to cease doing business with us we would not have a way to receive payment and our operations would be negatively affected unless we could find a new bank or processor that would work with us, of which there can be no assurance.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability:

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

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The Company’s industry is highly competitive and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete:

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

Our products and services are new and our industry is rapidly evolving:

Due consideration must be given to our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis industry. To be successful in this industry, we must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of our brands and develop consumer loyalty;

●	establish and maintain strategic relationships with distribution partners and service providers;

●	respond to competitive and technological developments;

●	attract, retain and motivate qualified personnel.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of our products and services are new and are only in early stages of commercialization. We are not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of our products may have limited functionalities, which may limit their appeal to consumers and put us at a competitive disadvantage. If our current or future products and services fail to function properly or if we do not achieve or sustain market acceptance, we could lose customers or could be subject to claims which could have a material adverse effect on our business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for the Company will develop or that demand for Company’s products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

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Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by other health and wellness companies. Consumer perception of health products, nutrition supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of nutritional supplements and our products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which may be outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Each of the following factors may affect our operating results:

●	our ability to deliver products in a timely manner in sufficient volumes;

●	our ability to recognize product trends;

●	our loss of one or more significant customers;

●	the introduction of successful new products by our competitors;

●	adverse media reports on the use or efficacy of nutritional supplements; and

●	our inability to make our online division profitable.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

The loss of key management personnel could adversely affect our business.

We depend on the continued services of our executive officers and senior management team as they work closely with independent representative and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with members of our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

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Independent Sales Representatives could fail to comply with our policies and procedures or make improper product, compensation, marketing or advertising claims that violate laws or regulations, which could result in claims against us that could harm our financial condition and operating results.

We sell our products through a sales force of independent representatives. The independent representatives are independent contractors and, accordingly, we are not in a position to provide the same direction, motivation, and oversight as we would if associates were our own employees. As a result, there can be no assurance that our representatives will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our policies and procedures. All independent representatives will be required to sign a written contract and agree to adhere to our policies and procedures, which prohibit associates from making false, misleading or other improper claims regarding products or income potential from the distribution of the products. However, independent representatives may from time to time, without our knowledge and in violation of our policies, create promotional materials or otherwise provide information that does not accurately describe our marketing program. There is a possibility that some jurisdictions could seek to hold us responsible for independent representatives activities that violate applicable laws or regulations, which could result in government or third-party actions or fines against us, which could harm our financial condition and operating results.

Uncertainty of profitability:

Our business strategy may result in increased volatility of revenues and earnings. As we only have a limited number of products developed at this time, our overall success will depend on a limited number of products and our ability to develop or find new ones or new applications as well as our research and development efforts, which may cause variability and unsteady profits and losses depending on the products offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for medical and recreational marijuana. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source strong opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal medical marijuana and recreational marijuana industries.

●	The acceptance of the terms and conditions of our service.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

●	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

●	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

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●	Adverse developments in the efforts to legalize marijuana or increased federal enforcement.

●	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

●	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Management of growth will be necessary for us to be competitive:

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We are entering a potentially highly competitive market:

The markets for businesses in the medical marijuana and recreational marijuana industries as well as their related CBD and cannabinoid industries are competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

Given the rapid changes affecting the global, national, and regional economies generally and the medical marijuana and recreational marijuana industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

Although we believe that our CBD and Full Spectrum products are exempt from regulation under the CSA, the U.S. Patent and Trademark Office may disagree and disallow us from obtaining trademark and patent protection for our brand and products.

We have applied for a patent for one of our products. Because it contains CBD, and may be considered an illegal Schedule 1 drug under federal law, the U.S. Patent and Trademark Office may not approve our pending applications for patent or trademark protection for our products, and this could materially affect our ability to establish and grow our brand, products and develop our customer base and good will.

If we fail to protect our intellectual property, our business could be adversely affected:

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our products and brands to distinguish our products from our competitors’ products. We rely on patents, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property. Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue. We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights, or prevent other parties from developing similar technology or designing around our intellectual property.

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Our lack of sufficient patent and/or trademark or copyright protection and any unauthorized use of our proprietary information and technology may affect our business:

We currently rely on a combination of protections by patents and contracts, including confidentiality and nondisclosure agreements, and common law rights, such as trade secrets, to protect our intellectual property. However, we cannot assure you that we will be able to adequately protect our technology or other intellectual property from misappropriation in the U.S. and abroad. This risk may be increased due to the lack of certain patent and/or copyright protection. Any patent issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent, or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property rights on a worldwide basis in a cost-effective manner. In jurisdictions where foreign laws provide less intellectual property protection than afforded in the U.S., our technology or other intellectual property may be compromised, and our business could be materially adversely affected. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. We can provide no assurance that we will have the financial resources to oppose any actual or threatened infringement by any third party. Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to the payment of damage awards.

Ordinary and necessary business deduction other than the cost of goods sold are disallowed by the Internal Revenue Services for Cannabis companies under IRC Section 280E:

At this juncture, we do not believe that IRS 280E interferes with our businesses model from deducting ordinary and necessary business expenses because we believe that we are in compliance with the 2014 Farm Bill and/or the products we sell are either from participants that are compliant with the 2014 Farm Bill or are made from lawfully imported industrial hemp full spectrum cannabinoids or CBD. Although we believe that the Farm Bill applies to commercial activity in that it references the “marketing,” “sale” and “transportation,” of industrial hemp and hemp products that are derived from an authorized state program, it is possible that our suppliers may not be in compliance with the Farm Bill or that a government agency or prosecutor could take a narrower view of the activity allowed under the Farm Bill or import laws, if that were the case we could be seen as selling and distributing a Schedule 1 substance under the CSA and we would therefore be subject to IRC Section 280E. IRC Section 280E only allows the cost of goods sold to be deducted from revenues earned from the sale of cannabis and cannabis products that come under the purview of the CSA. If that were the case we would not be able to deduct many of our overhead expenses. To the extent that we have subsidiaries and other lines of trade or business, many of those overhead expenses could be allocated to those subsidiaries that are note involved in products that come within the CSA so we would have an opportunity to deduct those disallowed expenses elsewhere. Nevertheless, the revenue that is derived from those other trade or businesses may not be as large as the corresponding deductions so be may still not be able to realize the full benefit of those expenses and instead have net operating losses in the other trade or businesses that we would not be able to use or would have to carry-forward indefinitely. In addition, if the Company enters the cannabis industry more directly, for example if the company were to purchase a marijuana dispensary that was legal under state law and operated in compliance with state law, IRC Section 280E would unquestionably be applicable in which case the onerous tax burden might significantly impact the profitability of the Company and may make the pricing of its products less competitive, to the extent that competitors could manage to find a way to not have their operations subject to IRC Section 280E.. Notwithstanding the forgoing, there can be no assurance that if we were to reallocate items of deduction form business segments that were involved in the sales of products coming within the CSA that the Internal Revenue Service (“IRS”) would not challenge those deductions or disallow them on some other basis. This could result in an onerous tax burden.

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RISK FACTORS RELATED TO OUR SECURITIES

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

We have not paid dividends but may in the future.

We have not paid dividends on our common stock. While we intend to pay dividends in future after allocating adequate reserves, we do not guarantee, commit and undertake that dividends will be paid in the foreseeable future.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a “penny stock” company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or Accredited Investors. For purposes of the rule, the phrase “Accredited Investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers of our stock to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our common stock market prices may be volatile, which substantially increases the risk that investors may not be able to sell their Securities at or above the price that was paid for the security.

Because of the limited trading market for our common stock and because of the possible price volatility, shareholders may not be able to sell their shares of common stock when desired. The inability to sell Securities in a rapidly declining market may substantially increase the risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

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Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

● variations in our quarterly operating results;

● loss of a key relationship or failure to complete significant transactions;

● additions or departures of key personnel; and

● fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the personal care markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on shareholders’ investments in our stock.

Because we may issue additional shares of our common stock, investment in our company could be subject to substantial dilution:

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. As of the date hereof there are 51,633,400 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

Trading in our common stock on the OTCQB Exchange has been subject to wide fluctuations:

Our common stock is currently quoted for public trading on the OTCQB Exchange. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with limited business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Nevada law, our Articles of Incorporation and our by-laws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors:

Our Articles of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

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We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen:

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares:

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock:

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS financing agreement.

The sale of our common stock to GHS Investments LLC in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

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The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS financing agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price of 80% of the lowest trading price during the pricing period.

GHS Investments LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the GHS Financing Agreement will be purchased at a twenty percent (20%) discount, or eighty percent (80%) of the lowest trading price for the Company’s common stock during the ten (10) consecutive trading days immediately preceding the date on which the Company delivers a put notice to GHS.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the financing agreement.

The lowest trading price of the Company’s common stock during the ten (10) consecutive trading day period immediately preceding the filing of this Registration Statement was approximately $0.61. At that price we would be able to sell shares to GHS under the Financing Agreement at the discounted price of $0.488. At that discounted price, the 5,873,370 shares would only represent $2,866,204.50, which is below the full amount of the Financing Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

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Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

● increased levels of competition;

● changes in the market acceptance of our products;

● changes in political, economic or regulatory conditions generally and in the markets in which we operate;

● our relationships with our key customers;

● our ability to retain and attract senior management and other key employees;

● our ability to quickly and effectively respond to new technological developments;

● our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

● other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholder. However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our Common Stock is quoted on the OTCQB Marketplace under the trading symbol “ETST”.

As of March 26, 2019, there were approximately 157 holders of record of our Common Stock. The last reported sale price of our Common Stock on March 25, 2019 on the OTC Pink Current Information Marketplace was $0.64 per share.

Dividend Policy

To date, we have not paid any dividends on our Common Stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the Common Stock is at the discretion of our Board and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our Board may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our Common Stock in the foreseeable future.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholders pursuant to the GHS Financing Agreement.

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SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 5,873,370 shares of our common stock, which consists of shares of common stock to be sold by GHS pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by GHS would represent approximately 11.38% of our issued and outstanding shares of common stock as of March 9, 2019. Additionally, the 5,873,370 shares of our common stock registered for resale herein would represent approximately 30% of the Company’s public float.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 51,633,400 shares of our common stock outstanding as of March 9, 2019.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

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	Shares Owned by the Selling Stockholders before the	Shares of Common Stock	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Offering (1)	Being Offered	# of Shares (2)	% of Class (2)
GHS Investments LLC (3)	30,000	5,873,370	30,000	*	%

Notes:

* less than 1%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2) Because the selling stockholders may offer and sell all or only some portion of the 5,873,370 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

(3) Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.

(4) Consists of up to 5,873,370 shares of common stock to be sold by GHS pursuant to the Financing Agreement.

THE OFFERING

On February 28, 2019, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments LLC (“GHS”). Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $5,000,000 worth of our common stock until February 27, 2021. The $5,000,000 was stated as the total amount of available funding in the Financing Agreement because this was the maximum amount that GHS agreed to offer us in funding. In connection with the Financing Agreement, the Company executed a promissory note dated February 28, 2019, in the principal amount of $30,000 (the “Note”) as payment of the commitment fee for the Financing Agreement. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. Based on the lowest closing price of our common stock during the ten (10) consecutive trading day period preceding the filing date of this registration statement was approximately $0.63, the registration statement covers the offer and possible sale of $3,700,223.10 worth of our shares.

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The purchase price of the common stock will be set at eighty percent (80%) of the lowest trading price of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS. In addition, there is an ownership limit for GHS of 4.99%.

GHS is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed a short sale.

● In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the put shares unless:

● Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;

● We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and

● We shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● privately negotiated transactions;

● broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

● a combination of any such methods of sale.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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GHS is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with GHS. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate of seventy-five million (75,000,000) shares of common stock, $0.001 par value per share and ten million (10,000,000) shares of preferred stock, $0.001 par value per share, in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. As of March 9, 2019, we had 51,633,400 shares of common stock outstanding and 5,200,000 shares of preferred stock outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

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Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

The Company does not currently have any warrants issued or outstanding.

Options

The Company has not granted any options since inception.

Transfer Agent

The Company’s’ transfer agent is currently Island Stock Transfer with an address of 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760. Effective March 30, 2019 the Company’s transfer agent will be Action Stock Transfer, Inc., 2469 E Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

Securities Authorized for Issuance Under Equity Compensation Plans

There were no equity compensation plans formally approved by the shareholders of the Company as of the date of this filing.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our Common Stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

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Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Statues and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

● Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

● Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

● Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

● Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements for the Company as of March 31, 2018 and 2017 and for the years then ended included in this prospectus have been audited by BF Borgers CPA PC, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement will be passed upon by Lucosky Brookman LLP.

INFORMATION WITH RESPECT TO THE REGISTRANT

Corporate History

Earth Science Tech, Inc. (“ETST” or the “Company”) was incorporated under the laws of the State of Nevada on April 23, 2010 under the name Ultimate Novelty Sports Inc. The Company provided consulting services to the athletic facilities industry and offered a full range of consulting services, including start-up strategy development, membership pricing and management, operational analysis, marketing and public relations and staff training.

On May 6, 2010, the Company formed a wholly owned subsidiary, Ultimate Novelty Sports Inc., an Ontario, Canada Corporation (“UNSI Canada”). On October 30, 2013, pursuant to a sale of subsidiary agreement (the “Sale of Subsidiary Agreement”) the Company sold all of the capital stock of UNSI Canada to Optimal, Inc., a Nevada corporation.

On January 29, 2014, the Company entered into a consulting agreement with Pure Health, Inc. (“Pure”), a Puerto Rican corporation (the “Pure Consulting Agreement”). The purpose of the Pure Consulting Agreement was to retain Pure to consult the Company with regard to the development of health and wellness products as well as nutritional supplements, including idea generation, preforming and designing formulations for products to be used in the health and nutrition market.

On March 6, 2014, the Company changed its name from Ultimate Novelty Sports, Inc. to Earth Science Tech, Inc (the “Name Change”).

On May 28, 2014 the Financial Industry Regulatory Authority (“FINRA”) approved the Name Change and a change of trading symbol from UNOV to ETST.

On June 6, 2014, the Company filed with the Secretary of State of the State of Nevada Articles of Amendment to the Articles of Incorporation and a Certificate of Designation creating a Preferred A class of stock with 10,000,000 preferred A shares (the “Preferred A Shares”) having a par value of $0.001 per share.

On March 6, 2015, the Company entered into a License and Distribution Agreement (the “I Vape License and Distribution Agreement”) with I Vape Vapor, Inc. a Minnesota corporation (“I Vape”). Pursuant to the I Vape License and Distribution Agreement the Company licensed to I Vape the rights to use the Company’s Ultra-High Grade CBD Rich Hemp Oil in I Vape’s E-Cigarettes within the U.S. As part of the I Vape License and Distribution Agreement, the Company formed Earth Science Tech Vapor One, Inc., a wholly owned Florida corporation subsidiary.

Today, ETST is a biotechnology company focused on unique nutraceuticals and bioceuticals designed to excel in industries such as health, wellness, nutrition, supplements, cosmetics and alternative medicine to improve the quality of life for consumers worldwide. ETST seeks to deliver non-prescription nutritional and dietary supplements that help with treating symptoms such as: chronic pain, joint pain, inflammation, seizures, high blood pressure, memory loss, depression, weight management, nausea, aging and overall wellness. This may include products such as CBD as a natural constituent of hemp oil, vitamins, minerals, herbs, botanicals, personal care products, homeopathies, functional foods and other products. These products will be in various formulations and delivery forms including capsules, tablets, soft gels, chewables, liquids, creams, sprays, powders, and whole herbs.

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In particular, ETST is focused on researching and developing innovative hemp extracts and making them accessible worldwide. ETST plans to be a supplier of high quality hemp oil enriched with high-grade CBD. ETST’s primary goal is to advance different high quality hemp extracts with a broad profile of cannabinoids and additional natural molecules found in industrial hemp and to identify their distinct properties.

On January 11, 2019, the Company entered into an agreement with Aaron Decker, and Derrick West, individuals, pursuant to which the Company will transfer, set over and assign to Mr. Decker and Mr. West 95% of the issued and outstanding shares of common stock of Kannabidioid, Inc.

On January 11, 2019 the Company received notice that Strongbow Advisors, Inc. (“Strongbow”), and Robert Stevens (“Stevens”, and together with Strongbow, the “Receiver”) had been appointed by the Nevada District Court, as Receiver for the Registrant in Case No. A-18-784952-C. The Company determined that it was in its best interest of its shareholders and creditors to seek protection under receivership after evaluating its options following the order for judgment in favor of Cromogen in the matter entitled Cromogen Biotechnology Corporation vs. Earth Science Tech, Inc.

In addition, the Court issued a Writ of Injunction or “Blanket Stay” covering the Company and its assets during the time that the Company is in receivership. The Blanket Stay will remain in place unless otherwise waived by the Receiver, or it is vacated by the Court or alternatively, lifted by the Court, upon a “motion to lift stay” duly made and approved by the Nevada District Court. The purpose of the “Blanket Stay” is to protect the estate and prevent interference with its administration while the Company’s financial issues are fully analyzed and resolved. As part of this process, creditors will be notified and required to provide claims in writing under oath on or before the deadline stated in the notice provided by the Receiver or those claims will be barred under NRS §78.675.

The appointment of the Receiver was approved unanimously by the Board and by a majority of the Company’s shareholders. Strongbow and Stevens were selected because of their reputation in helping companies restructure and continue to execute on their business plans, albeit under a debt and capital structure that allows them to succeed. Unlike many receivers who simply look to wind up the affairs of a company and liquidate its assets, Stevens and Strongbow have built a reputation and differentiated themselves by assisting companies with financings and working in the capital markets to help companies raise the capital needed not only to pay debts but to build and grow their businesses. As a result, they are almost hyper-vigilant in protecting their companies’ shareholders and are not focused solely on creditors.

On February 28, 2019, the Company entered into an Equity Financing Agreement (the “GHS Equity Financing Agreement”) and Registration Rights Agreement (the “GHS Registration Rights Agreement”) with GHS Investments LLC, a Nevada limited liability company (“GHS”). Under the terms of the Equity Financing Agreement, GHS agreed to provide the Company with up to $5,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”)

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share based on the investment amount specified in each put notice. Additionally, in accordance with the Equity Financing Agreement, the Company shall issue GHS a promissory note in the principal amount of $30,000 to offset transaction costs (the “Note”).

Business Overview

Earth Science Tech, Inc. (“ETST”) offers high-grade full spectrum cannabinoid oil on the market. There are positive results in studies on breast cancer and immune cells through the University of Central Oklahoma, in addition to studies through DV Biologics that prove the Company’s CBD oil formulation lowers cortisol and functions as a neuro-protectant, with positive result case studies through key health organizations. ETST formulates, markets and distributes the CBD oil used for its studies to the public, offering the most effective quality of CBD on the market.

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ETST currently has two wholly-owned subsidiaries and favored entity focused on developing its role as a world leader in the CBD space, expanding its work in the pharmaceutical and medical device sectors:

Earth Science Pharmaceutical (“ESP”) is a wholly-owned subsidiary of Earth Science Tech, committed to the development of low cost, non-invasive diagnostic tools, medical devices, testing processes and vaccines for sexually transmitted infections and/or diseases. ESP’s CEO and chief science officer, Dr. Michel Aubé, is leading the Company’s research and development efforts. The Company’s first medical device, Hygee™, is a home kit designed for the detection of STIs, such as chlamydia, from a self-obtained gynecological specimen. ESP is working to develop and bring to market medical devices and vaccines that meet the specific needs of women.

Cannabis Therapeutics (“CTI”) is a wholly-owned subsidiary of Earth Science Tech, Inc. poised to take a leadership role in the development of new, leading-edge cannabinoid-based pharmaceutical and nutraceutical products. CTI is invested in research and development to explore and harness the medicinal power of cannabidiol. The company holds three provisional application patents for a CBD product that is focused on developing treatments for breast and ovarian cancers, as well as two generic CBD based pharmaceutical drugs.

Earth Science Foundation (“ESF”) is a favored entity of Earth Science Tech, Inc. ESF is in the process of becoming a non-profit organization to accept grants and donations to conduct further studies and help donate Earth Science Tech’s effective CBD products to those in need.

On January 29, 2014, the Company entered into a consulting agreement with Pure Health, Inc. (“Pure”), a Puerto Rican corporation (the “Pure Consulting Agreement”). The purpose of the Pure Consulting Agreement was to retain Pure to consult the Company with regard to the development of health and wellness products as well as nutritional supplements, including idea generation, preforming and designing formulations for products to be used in the health and nutrition market.

On March 24, 2014, the Company entered into a Founders Agreement (the “Founders Agreement”) with Majorca Group, Ltd., a Marshall Islands Corporation (“Majorca”). Pursuant to the Founders Agreement, for a consideration of 25,000,000 restricted shares of Common Stock, Majorca was to provide certain services to the Company, including: (i) securing an agreement with an established company in the nutritional and health care industry for product development including idea generation, preforming and designing formulations for products to be used in the health and nutrition market; (ii) arranging for the development and formulation of two new products for the Company using FDA approved labs to produce the products; (iii) developing, implementing and launching a Nutritional, Formulation and Dietary Supplement ecommerce platform; (iv) securing an agreement with an established hemp based Biotechnology Company that has developed proprietary cultivation and processing ability allowing for the accessibility & democratization of cannabinoid extracts for the neutraceutical market; (v) developing, implementing and launching an online portal and mobile app dealing with cannabis and hemp. Further, creating scale-able API that has a database of cannabis and cannabis related products, businesses, and opportunities; and (vi) securing an agreement with a leading supplier in the business of producing or otherwise procuring, distributing and/or selling electronic cigarette products.

On August 22, 2016, the Company entered into an asset purchase agreement (the “BEO Purchase Agreement”) to acquire substantially all of BEO ITS, Inc., a Canadian corporation (“BEO”), for 225,000 shares of Common Stock of the Company and $9,225.00 in cash.

On January 27, 2017, the Company entered into a joint venture agreement (the “Nutrition Specialties Joint Venture”) with Nutrition Specialties, LLC (“Nutrition Specialties”). The purpose of the Nutrition Specialties Joint Venture was to market sports supplement products produced by Nutrition Specialties incorporating cannabidiol (CBD) supplied by the Company and marketed by the Company’s sales personnel. Nutrition Specialties was to purchase the CBD for the sports supplements products from the Company.

On January 24, 2017, the Company entered into a joint venture agreement (the “Kamavore Joint Venture”) with Kamavore, a Canadian corporation (“Kamavore”). The purpose of the Kamavore Joint Venture was to produce and market chocolate products incorporating CBD supplied by the Company. Karmavore was to purchase the CBD for the chocolate products from the Company. Both the Company and Kamavore were to market the CBD chocolate products.

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On June 8, 2017, the Company formed KannaBidioid, Inc. (“KBD”), a wholly owned subsidiary. The purpose of KBD is to enter into the recreational vape/smoke space. Through KBD, the Company formulates, produces and sells Kanna-infused cannabidiol (CBD) based e-liquids and gummy edibles.

On July 1, 2017, the Company entered into an exclusive distribution agreement (the “Bionatus Distribution Agreement”) with Laboratoire Bionatus Pharmacognosique (“Bionatus”) to be the exclusive distributor in the U.S. for a new line of products to be developed jointly by Bionatus and the Company (the “New Products”). Pursuant to the Bionatus Distribution Agreement the Company will be the exclusive supplier of the hemp oil for the New Products.

On August 9, 2018 the Company entered into a participation agreement (the “FMG Participation Agreement”) with Fortune Media Group (the “FMG”) for the production and broadcasting of a television and social media infomercial, promoting the Company’s products. Pursuant to the FMG Participation Agreement, for a fee of $24,900, FMG was to produce and distribute two promotional videos for the Company; the first is for a 60 second direct TV commercial or infomercial and the second is for a 15 second video to be used for social media. FMG will promote the Company through its integrated social media outlets and consumer engagement strategies.

On October 12, 2018 Canna Inno Laboratories Inc. a Canadian corporation (“Canna Inno”) and a wholly owned subsidiary of the Company, entered into an agreement for the clinical study of the protocols to be used in the processing of samples collected using Canna Inno’s MSN-2 collection device, which is used in testing and diagnosing of chlamydia and gonorrhea (the “Clinical Trials Agreement”).

On December 16, 2018, the Company entered into a manufacturing agreement (the “Dermagate Manufacturing Agreement”) with Dermagate, Inc. to manufacture, assemble, and supply 5,000 units of the company’s MSN-2 medical device, Hygee, for purchase by the Company, on an exclusive basis. The Hygee device itself, is a modified panty liner worn by women to allow for the self-collection of a gynecological specimen. Currently the device allows human cells to be collected and tested for two types of infections, chlamydia and gonorrhea. It provides women with the ability to be self-collect specimens in a non-clinical setting, send them to a laboratory that will process the specimens and notify them if they test positive for either sexually transmitted disease so that they can seek treatment. This technology allows the Company to provide diagnostic services to high-risk women and girls who are not inclined to visit traditional medical settings. The kit can be ordered on-line for home screening.

Nutraceutical Products

The Company is engaged in the development, marketing, production, and sales of CBD products for personal health, some of which may utilize patent-pending formulations. The Company has secured, and been assigned, a provisional patent named “Cannabidiol Compositions and Uses 2” Serial No. 62102538, with the United States Patent and Trademark Office (USPTO) for Hemp Oil Enriched with CBD (Cannabidiol) and Hemp Oil Enriched with Proprietary Additives. This patent was filed on January 12, 2014 by the inventors: Dr. Harvey Katz, the former CEO of the Company, Dr. Wei R. Chen, the assistant dean of the College of Mathematics and Science at the University of Central Oklahoma (UCO), and Dr. Feifan Zhou. On January 14, 2014 the inventors Dr. Harvey Katz, Dr. Wei Chen and Dr. Feifan Zhou assigned the Provisional Patent “Cannabidiol Compositions and Uses 2,” Serial No. 62102538, to ETST.

A Partial Abstract of new Patent Serial No. 62102538 follows:

A composition having cannabidiol, alone, or as a component of hemp oil, for use in treating or preventing cancer. The composition may include D-limonene, which contributes synergistically to the anticancer efficacy of the composition.

With this being the second provisional patent, ETST has a total of ten new claims. Under the sponsorship of ETST, researchers at the University of Central Oklahoma have been investigating the effects of CBD on immune cells with ETST using the ETST CBD-rich hemp oil. This new patent has been filed because of ETST’s new findings under its sponsorship with the University of Central Oklahoma. We believe that these finding are innovations in this field and may be attributed to ETST’s relationship with its international raw supplier of high quality CBD-rich hemp oil.

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On March 6, 2015, Earth Science Tech, Inc. entered into a License and Distribution Agreement with I Vape Vapor, Inc. a Minnesota corporation. The purpose of the License and Distribution Agreement is for Earth Science Tech, Inc. to license to I Vape Vapor, Inc. its use of Earth Science Tech’s “Ultra-High Grade CBD Rich Hemp Oil,” for use in I Vape Vapor, Inc.’s E-Cigarettes within the United States of America, its territories and possessions only. I Vape Vapor shall pay for the bottling, formulating, flavoring, labels, and any other elements necessary to produce the finished e-liquid consumable with Earth Science Tech agreeing to reimburse I Vape Vapor for its costs off the top. After deduction of the respective cost elements of the parties and reimbursement thereof, the parties shall divide the net proceeds 50% to Earth Science Tech and 50% to I Vape Vapor except where sales have been originated, produced or referred by Earth Science Tech, in which case the division shall be 65% to Earth Science Tech and 35% to I Vape Vapor.

Extraction Method and Quality

We believe our high-grade CBD-rich hemp oil contains the high quality natural CBD because it’s formulated using a wide array of cutting-edge technologies, including super critical extraction process (CO 2), isolation, and micron filtration. Super critical extraction is a gentle approach and the key method in the extraction of our CBD. The method exploits the fact that CO 2 at low temperature and under high pressure becomes liquid and thereby draws the cannabinoids and terpenes from the plant material. Using state-of-the-art equipment, carbon dioxide (CO 2) is compressed to upwards of 10,000 psi. At these extremes CO 2 becomes ‘super critical’ where it retains the properties of both a liquid and a gas at the same time. The cold temperature does not damage any heat-sensitive nutrients like vitamins or enzymes. When the super critical fluid is added to the nutrient-rich hemp it releases the phytonutrients. The CO 2 is then free and recycled, leaving a concentrated and pure extract that we believe is more easily digested. These low temperatures thru the extraction process preserve a broad spectrum of valuable and beneficial molecules that are often lost using other extraction methods. This gentle method permits the production of a purer form of CBD-rich hemp oil while conserving other valuable and beneficial molecules that are originally contained in the hemp plant. We believe that there are over 400 phytonutrients that exist in hemp plants.

Our CBD-rich hemp oil does not contain any synthetic cannabinoids and is not an isolate. It contains everything that is naturally occurring in the original industrial hemp plant. With our high quality CBD-rich hemp oil you benefit from the natural interaction of phytonutrients in their balanced wide-ranging form that may offer the most benefit for overall wellness. Our commercialized CBD based product line, High Grade Full Spectrum Cannabinoids, offers 7 distinct cannabinoids maximizing all the therapeutic benefits the industrial hemp plant has to offer.

Other competitors and companies may use certain methods for extracting hemp including toxic solvents and/or high heat which we believe are unsustainable, dangerous and don’t extract the full balance of nutrients from the industrial hemp plant. One of the most popular processes used to extract hemp oils is alcohol extraction, due to its simplicity and low costs. This may lead to a product that still contains trace amounts of alcohol, as it can be difficult to separate out after extraction. The alcohol extraction used by other companies and our competitors requires the hemp and alcohol mixture to be boiled for long periods of time, potentially damaging sensitive nutrients and important components of the oil. Most companies that claim to be full spectrum only contain 2-5 cannabinoids compared to the 7 we offer in our commercialized batches.

Our CBD-rich hemp oil is sourced from the high quality industrial hemp plants grown by generational family farmers. In order to produce consistent and nutritious CBD-rich oils, these hemp plants are grown domestically currently in Oregon and Kentucky.

We lab test our hemp oil multiple times during the manufacturing process, from seed to shelf. This includes being tested for cannabinoid panel content, terpenoids, pesticides, residual solvents, mycotoxins, and micros.

Retail Of Nutraceutical Products

The Company will sell our dietary supplements through our website at www.earthsciencetech.com, in retail stores, clinics, and pharmacies.

On July 18, 2014, Earth Science Tech, Inc. entered into a Lease Agreement with LG Coral Gables, LLC for the lease of a retail establishment located in Coral Gables, Florida for a term of 5 years at a monthly rent of $3,442 with a security deposit of $17,211. The lease includes charges for common area maintenance expenses, and taxes of $1,059.

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Nutrition Empire derives its revenue through both Retail and Direct Online via their website www.nutritionempire.com. Nutrition Empire will be managed by leading veterans in the nutritional and dietary supplement arena. Nutrition Empire has a web portal in order to offer a full online inventory of leading supplement names at competitive prices as well as our CBD products. Nutrition Empire was closed 2017 and Nutrition empire since has been dormant

Strategic Focus

Our missions are to educate the public on the many and varied nutritional and health benefits of CBD-rich hemp oil, to optimize purity in formulation, and to find new product delivery systems. Our corporate strategy in developing our operations is as follows:

To design and produce CBD enhanced nutraceutical products for sale to the general public.

We intend to create high-grade CBD-rich hemp oil and other CBD containing products unique to the current market in the nutraceuticals industry. We believe that our formulations will set us apart from competing products for promoting health.

We have formulated and produced our initial CBD products, intended for, subject to performance, treating various symptoms of diseases and ailments or for overall health. The Company plans to expand manufacturing and marketing of these CBD products with expansion of products over the next five years.

To offer a wide selection of health and nutrition products through online, clinics, pharmacies, and in-store retail.

Through our wholly owned subsidiary, we plan to continue expanding retail sales of nutritional supplements through online, clinics, pharmacies, and in-store sales. Our product selection includes many high-quality supplement brands, and includes our proprietary CBD-rich hemp oil.

Competition

The nutraceutical industry is subject to significant competition and pricing pressures. We may experience significant competitive pricing pressures as well as competitive products. Several significant competitors may offer products with prices that may match or are lower than ours. We believe that the products we offer are generally competitive with those offered by other supplement and nutraceutical companies; however, we believe that our products are unique and will set themselves apart from competing products. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Government Approvals and Regulations

The formulation, manufacturing, processing, labeling, packaging, advertising and distribution of our products are subject to regulation by several federal agencies, including the Food and Drug Administration (“FDA”), the Federal Trade Commission (“FTC”), the Consumer Product Safety Commission, the U.S. Department of Agriculture (“USDA”) and the Environmental Protection Agency (“EPA”). These activities are also regulated by various agencies of the states and localities in which our products are sold. The FDA regulates the processing, formulation, safety, manufacture, packaging, labeling and distribution of dietary supplements (including vitamins, minerals, and herbs) and cosmetics, whereas the FTC has jurisdiction to regulate the advertising of these products.

The Dietary Supplement Health and Education Act of 1994 (“DSHEA”) defines “dietary supplements” as vitamins, minerals, herbs, other botanicals, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, constituents, extracts or combinations of such dietary ingredients. New dietary ingredients (those not marketed in the U.S. prior to October 15, 1994) must be the subject of a notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without being “chemically altered.” The notification must be submitted to the FDA at least 75 days before the initial marketing of the new dietary ingredient. The FDA has issued guidance regarding the content of a new dietary ingredient notification. Should the FDA choose to enforce the guidance, it could have a negative effect on the innovation and continued marketing of dietary supplements; the FDA may not accept any particular evidence of safety for any new dietary ingredient, preventing the marketing of those dietary ingredients.

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DSHEA permits “statements of nutritional support” to be included in labeling for dietary supplements without premarket FDA approval, however, such statements must be submitted within 30 days of marketing and must bear a label disclosure that “This statement has not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.” Statements of nutritional support may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. A company using such statements must possess scientific evidence substantiating that the statement is truthful and not misleading. Any statements determined to be outside of these guidelines or unsubstantiated would be prevented from being used.

DSHEA also provides that so-called “third-party literature,” a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to regulation as labeling. Third-party literature must not be false or misleading; the literature may not “promote” a particular manufacturer or brand of dietary supplement; and a balanced view of the available scientific information on the subject matter must be presented. Any dissemination of non-compliant literature could subject our product to regulatory action as an illegal drug.

The FDA’s Good Manufacturing Practices (“GMP”) regulations require dietary supplements to be prepared, packaged and held in compliance with strict rules, and require quality control provisions similar to those in the GMP regulations for drugs. The FDA could in the future choose to inspect one of our facilities for compliance with these regulations, and could cause non-compliant products made or held in the facility to be subject to FDA enforcement actions.

The FDA has broad authority to enforce the provisions of the FDCA and their regulation of foods, dietary supplements and cosmetics may increase or become more restrictive in the future. Additional legislation could be passed which would impose substantial new regulatory requirements for dietary supplements, potentially raising our costs and hindering our business.

Our advertising is subject to regulation by the Federal Trade Commission, or FTC, under the Federal Trade Commission Act. In recent years the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any of these types of adverse actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

In addition to FDA and FTC regulations, our products may face further regulation under the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining marketing approval for our products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market our product candidates in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

Controlled Substance Regulation

At some point our products may be developed and be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

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Certain products we may develop could contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription. We do not intend to produce “controlled substances” at this time, due to regulatory complications.

Subsidiaries

The Company’s’ subsidiaries include Earth Science Tech Inc., Nutrition Empire Co. Ltd., Cannabis Therapeutics, Inc., Earth Science Pharmaceutical Inc., and Earth Science Foundation, Inc. (all intercompany balances and transactions have been eliminated on consolidation.)

Employees

As of March 26, 2019, the Company has seven (7) employees. None of our employees are represented by a union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Website

Our corporate website address is https://earthsciencetech.com.

Holders of Common Equity

As of the date hereof, there were approximately 157 stockholders of record. An additional number of stockholders are beneficial holders of our common stock in “street name” through banks, brokers and other financial institutions that are the record holders.

Dividend Information

We have not paid any cash dividends to our holders of common stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

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We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Prospectus and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.”

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the SEC. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in the future operating results over time, except as required by law. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions.

As used in this registration statement on Form S-1 and unless otherwise indicated, the terms “Company,” “we,” “us,” and “our” refer to Earth Science Tech, Inc. and its wholly-owned subsidiaries: Earth Science Tech Inc., Nutrition Empire Co. Ltd., Cannabis Therapeutics, Inc., Earth Science Pharmaceutical Inc., and Earth Science Foundation, Inc.

Critical Accounting Policies and Estimates

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified the following accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Basis of Presentation

The Company’s accounting policies used in the presentation of the accompanying consolidated financial statements conform to accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied.

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Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiaries. The subsidiaries include Earth Science Tech Inc., Nutrition Empire Co. Ltd., Earth Science Vapor, Earth Science Pharmaceutical Inc., Kannabidioid Inc. (all intercompany balances and transactions have been eliminated on consolidation.)

Use of Estimates and Assumptions

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the accrual of the legal settlement, the carrying value recoverability and impairment, if any, of long-lived assets, including the estimated useful lives of fixed assets; the valuation allowance of deferred tax assets; stock based compensation, the valuation of the inventory reserves and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC’) 360 to evaluate its long-lived assets. The Company’s long-lived assets, which include property and equipment and a patent are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events. Impairment of changes, if any, are included in operating expenses.

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Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Related Parties

The Company follows ASC 850 for the identification of related parties and disclosure of related party transactions. Pursuant to this ASC related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Commitments and Contingencies

The Company follows ASC 450 to account for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. This may result in contingent liabilities that are required to be accrued or disclosed in the financial statements. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows and implemented ASC 606, Revenue from Contracts with Customers for revenue recognition. Although the new revenue standard is expected to have an immaterial effect, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities within them. These included the development of new policies based on the five-step model provided in the new revenue standard, ongoing contract review requirements, and gathering of information provided for disclosures.

The Company recognizes revenue from product sales or services rendered when control of the promised goods are transferred to our clients in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle, we apply the following five steps: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

The Company recognizes its retail store revenue at point of sale, net of sales tax.

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Inventories

Inventories consist of various types of nutraceuticals and bioceuticals at the Company’s retail store and main office. Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method. A reserve is established if necessary to reduce excess or obsolete inventories to their net realizable value.

Cost of Sales

Components of costs of sales include product costs, shipping costs to customers and any inventory adjustments.

Shipping and Handling Costs

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs for shipments to customers as cost of revenues.

Research and Development

Research and development costs are expensed as incurred. The Company’s research and development expenses relate to its engineering activities, which consist of the design and development of new products for specific customers, as well as the design and engineering of new or redesigned products for the industry in general.

Net Loss Per Common Share

The Company follows ASC 260 to account for earnings per share. Basic earnings per common share calculations are determined by dividing net results from operations by the weighted average number of shares of common stock outstanding during the year. Diluted loss per common share calculations are determined by dividing net results from operations by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

As of December 31, 2018 the Company had no warrants issued or outstanding.

Cash Flows Reporting

The Company follows ASC 230 to report cash flows. This standard classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by this standard to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports separately information about investing and financing activities not resulting in cash receipts or payments in the period pursuant this standard.

Stock Based Compensation

The Company follows ASC 718 in accounting for its stock based compensation to employees. This standard states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock based compensation at the market price of the Company’s common stock as of the date in which the obligation for payment of service is incurred.

The Company accounts for transactions in which services are received from non-employees in exchange for equity instruments based on the fair value of the equity instrument exchanged in accordance with ASC 505-50.

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Property and Equipment

Property and equipment is recorded at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based upon the estimated useful lives of the respective assets as follows:

Leasehold improvements	Shorter of useful life or term of lease
Signage	5 years
Furniture and equipment	5 years
Computer equipment	5 years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from accounts and any resulting gains or losses are included in operations.

Liquidity and Capital Resources.

For the Nine-Month Period Ended December 31, 2018 versus December 31, 2017

During the nine months ended December 31, 2018, net cash used in the Company’s operating activities totaled $(1,365,654) compared to $(775,363) during the nine months ended December 31, 2017. During the nine months ended December 31, 2018, net cash used in investing activities totaled $(393) compared to $1,101 provided by investing activities during the nine months ended December 31, 2017. During the nine months ended December 31, 2018, net cash provided by financing activities totaled $1,393,694 compared to $712,376 from financing activities during the nine months ended December 31, 2017. During the nine months ended December 31, 2018, net cash increased $27,647 as compared to a decrease of $(61,886) during the nine months ended December 31, 2017.

At December 31, 2018, the Company had cash of $99,685, accounts receivable of $110,101, inventories of $199,485 and prepaid expenses of $60,093 that comprised the Company’s total current assets totaling $469,364. The Company’s property and equipment at December 31, 2018 had a net book value of $14,178. The Company also had Patents totaling $35,436 at December 31, 2018, while the Company’s total assets at December 31, 2018 were $525,169.

At December 31, 2018, the Company had total liabilities of $474,727 of which $231,323 was held as a reserved for the settlement of its lawsuit with Cromogen (See Part II Other Information, Item 1. Legal Proceedings). Notwithstanding this reserve, the Company is optimistic, between its appeal of the judgment confirming the arbitration award and being in receivership, that the amount that it may ultimately be required to pay will be substantially less that the reserve contingency currently carried in its liabilities and/or that any payment that it may ultimately be required to pay may be structured by the receiver so as not to unduly burden or interfere with the Company’s business operations. Additionally, the Company’s legal expenses associated with the Cromogen matter increased from $67,506 at December 31, 2017 to $413,611 at December 31, 2018 as there was more activity in the matter. The Company does not anticipate the costs of Cormogen litigation to remain at the levels they have been over the last two quarters because all that remains for the Company is the appeal. However, the anticipated decrease in legal costs associated with the Cromogen matter may be offset by the expenses of being in receivership where we will be responsible for the legal fees and costs incurred by the receiver; and in any event, regardless of the increase in one expense compared to the decrease in another, the Company believes that on balance, the net benefit to it that will result from the receivership will substantially outweigh the associated costs. The Company had no other long-term liabilities, commitments or contingencies. Other than anticipated increases in costs due to the expenses of being in receivership and the legal expenses associated therewith; together with the overall increase in expenses associated with a growing business and expanding operations, the Company does not anticipate a relative increase in any other expenses. The Company’s management is not aware of any other known trends, events or uncertainties which may affect the Company’s future liquidity except for a certain amount of uncertainty associated with being in receivership and to a certain extent, its dispute with Cromogen. However, as stated, the Company is optimistic about the receiver chosen because of Robert Stevens and Strongbow Advisors, Inc.’s excellent reputation and history of working for the benefit of companies’ shareholders and other constituents and not simply the creditors.

At December 31, 2018, the Company had a stockholders’ equity totaling $50,442 compared to a equity of $113,627 for the period ending December 31, 2017.

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Results of Operations

For the Three Months Ended December 31, 2018 versus December 31, 2017

The Company’s revenue for the three months ended December 31, 2018 was $202,760 compared to December 31, 2017 revenue totaling $100,891. The Company incurred operating expenses for the three months ended December 31, 2018 totaling $613,176 that included officer compensation of $49,788 in cash and $96,775 in stock based compensation with other employee stock based compensation of $0, marketing expenses of $80,550 and general and administrative expenses of $94,159, professional fees of $13,351, costs of legal proceedings of $142,064 and research and development expenses of $136,489. Operating expenses for the three months ended December 31, 2017 totaled $584,585 and included officer compensation of $24,000 in cash and $71,000 in stock based compensation with other employee stock based compensation of $14,200, marketing expenses of $139,438 and general and administrative expenses of $160,993, professional fees of $14,156, costs of legal proceedings of $63,211 and research and development expenses of $97,587.

For the Nine Months Ended December 31, 2018 versus December 31, 2017

The Company’s revenue for the nine months ended December 31, 2018 was $570,975 compared to December 31, 2017 revenue totaling $291,403. The Company incurred operating expenses for the nine months ended December 31, 2018 totaling $1,891,003 that included officer compensation of $165,317 in cash and $349,125 in stock based compensation with other employee stock based compensation of $20,182, marketing expenses of $204,461 and general and administrative expenses of $392,703, professional fees of $39,605, costs of legal proceedings of $413,611 and research and development expenses of $305,999. Operating expenses for the nine months ended December 31, 2017 totaled $1,270,773 and included officer compensation of $74,500 in cash and $138,000 in stock based compensation with other employee stock based compensation of $14,200 marketing expenses of $219,984 and general and administrative expenses of $575,906, professional fees of $83,090, costs of legal proceedings of $67,506 and research and development expenses of $97,587.

The Company’s Plan of Operation for the Next Twelve Months.

The Company generated a net loss from continuing operations for the three and nine month periods ended December 31, 2018 and December 31, 2018 of approximately $521,406 and $1,649,999, respectively. As of December 31, 2018 and March 31, 2018, the Company had current assets of $469,364 and $281,905, respectively, which included the following as of December 31, 2018: cash and cash equivalents of approximately $99,685; inventory of $199,485; accounts receivable of $110,101 (net of $110,066 in allowances.) and prepaid expenses of $60,093; Compared to; and the following as of March 31, 2018 cash and cash equivalents of approximately $72,038; inventory of $134,784; accounts receivable of $69,050 (net of $111,301 in allowances); and prepaid expenses of $6,033.

The Company’s auditors have expressed doubt as to our ability to continue as a going concern in part, because at December 31, 2018, the Company had negative working capital, an accumulated deficit of $27,148,206 and a note payable that has passed its maturity date and although the holder has been willing to forbear on collection activities, there is no formal written forbearance agreement and the holder could commence collections at any time if it so wished. We believe this is unlikely given the relative size of the note valued at $59,558 compared with the value of the note holder’s 6,700,000 shares of Common Stock. Additionally, our Current Liabilities have historically exceeded our Current Assets; and as of December 31, 2018 that trend was continued with our Current Liabilities of $474,727 exceeding our Current Assets of $469,364 by $5,363. While this trend is certainly has not been part of the Company’s objectives, management does not see it as particularly significant because in considering our Current Liabilities, $59,558 of them are represented in a related party note held by a “friendly” creditor who is also a large shareholder. In addition, the Current Liabilities also include the Accrued Settlement amount of $231,323. As stated, we believe that the related party note holder will continue to forgo immediate payment until we are in a better cash position to make payment and will otherwise cooperate with the receiver in structuring payment terms. Thus, while it is listed as a Current Liability, it operates more closely as a long-term liability and may ultimately be negotiated and converted into equity.

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The Accrued Settlement represents nearly half of our Current Liabilities and at $231,323 it’s accrual represents a contingency reserve made for the unfavorable arbitration award that was confirmed and reduced to a judgment in the Company’s dispute with Cromogen (See Part II Item 1 Legal Proceedings.). So, while the Company was not ultimately successful in its motion before the arbitration panel or before the court in seeking to have the award recalculated (based upon the mathematical error described.) However the Company, nevertheless, continues to have what it believes is more than one solid basis to successfully challenge the award / judgment on appeal and the matter is now on appeal. Additionally, the Company has since been put into receivership and with the appointment of the receiver a Blanket Stay was ordered by the Court. As such, its assets are not be subject to levy by any of the Company’s creditors. Further, if any of the Company’s creditors fails to make their claim(s) for amounts they claim due in a timely manner, after the receiver gives notice, those claims not timely made will be barred from later collecting and those amounts would no longer be recorded in the Company’s financial statements as Liabilities. The receiver has a wide degree of discretion in restructuring the estate of the Company and in how it manages the various creditors’ claims. In general, it may accept a claim, deny the claim or accept a claim in part and deny it in part; and in so doing, the receiver will consider the fairness to the parties affected, and the reasonableness of each claim. This includes Cromogen’s claim, regardless of the fact that its claim is based on a judgment. Thus, while we are ultimately optimistic about our prospects for success on appeal, as stated we are in receivership and as such, are afforded the protections of the Blanket Stay and all of the tools available to the receiver in his capacity, no assurances can be given that the appeal or the receiver’s decisions will be what we would view as “beneficial.” Although, we are confident that we will emerge from receivership, in any event, in a better position for our shareholders than we entered into it.

Regardless of the forgoing issues, the Company will require additional debt or equity financing for its operations as currently conducted. However the Company believes its margins are sufficiently high that management feels, it could curtail a number of other costs and expenses, if necessary, that would enable it to continue its operations on a more limited basis - selling industrial hemp based CBD and full-spectrum oils. However, the research and development we intend to pursue will require additional funding such that in order to maintain our operations at their current level (building for expansion, R&D, and the roll-out of our MSN-2 Device), we will require additional debt or equity financing in addition to the grants we have been able to secure. If we are unable to secure such additional financing we would not be able to continue our operations as we have historically, with the research and development and accelerated product launches. As mentioned, our increase in marketing has provided us with additional sales opportunities that we believe will significantly increase our sales in the current year; and with our margins at approximately 41.17% together with increasingly larger inventory turns, our working capital would build quickly, if we are: a.) not continuing to fund R&D and having to meet other expenses nor b.) having to meet the R&D and other expenses with proceeds from additional financing; in each case, at an expense rate that is faster than our sales allow. This would then allow us to sustain operations without additional funding over the next 12 months if we were to reduce our operations and focus only on CBD and full-spectrum precuts; at which point, we could then begin with R&D and other expenses.

Alternatively we could raise additional funds to meet the anticipated R&D and other expenses while we allow the sales from our existing products to become self sustaining. This last path is our currently intended path to additional revenue. In fact, our receiver intends to assist us in raising additional funds to meet our obligations and to fund expansion of our business and operations. Among the financing possibilities presented by the receiver are the sale of Receivers’ Certificates, an existing shareholder rights offering and a combination of debt and registered equity placed with an institutional investor. The proceeds from any financing will be used to meet the expenses of the receiver’s ongoing fees and costs associated with the administration of the estate, meeting creditors allowed claims and working capital for the Company’s ongoing operations, expansion and pursuit of its business plan.

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Historically we have been able to fully fund operations from a combination of operations and through additional sales of our common stock; and even though we are in receivership, we have no reason to believe that we will not be able to continue doing so since we have a strong base of existing shareholders who are committed to our vision for the Company, they have historically demonstrated a willingness to purchase shares of stock when they are offered and the receiver intends to offer and in fact, has an additional exemption available to it that may be more desirable to them. If these shareholders were to cease purchasing shares when offered, if we or our receiver were unable to secure other sources of debt or equity financing, or if we or our receiver were unable to secure any or sufficient financing and on terms that are acceptable to us collectively, we would not be able to continue operations as currently planned. Rather, we would need to curtail our research and development, scale back operations and only focus on meeting the CBD and full-spectrum sales. But even then if we curtailed operations, depending on whether we continued to incur unforeseen expenses, the receiver’s costs of administration of the estate were larger than expected or we otherwise generally incurred higher than expected expenses, we may not have sufficient capital to meet our current operating needs (including the receiver’s costs of administration of the estate). However we do have sufficient resources over the short and long term with scaled back expenses and R&D so that after several turns of inventory we believe we would then be able to meet the costs of administration and resume our R&D and operations as planned. Additional funding primarily allows us to meet the additional costs associated with the receiver’s administration of the estate and to expedite our business plan. During the periods ending December 31, 2018 and December 31, 2017 the Company has met its capital requirements through a combination of operating activities and through external financing through the sale of its restricted common stock. We intend to continue the sales of our common stock and believe that by becoming a fully reporting company we have been able to attract additional investors, at smaller discounts to the current market price and from generally higher market prices, which is resulting in less dilution to existing investors than was the case while we were not a reporting company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

Comparison of the Fiscal Year Ended March 31, 2018 and the Fiscal Year Ended March 31, 2017

Results of Operations - For the year ended March 31, 2018 the Company had a net loss from continuing operations before income taxes of approximately $1,713,639 compared to a loss from continuing operations before income taxes of approximately $1,146,354 for the year ended March 31, 2017. This change is due to a number of factors. The largest increase in expenses was marketing expense which increased by $225,129 from $77,857 for the year ended March 31, 2017 to $332,986 for the year ended March 31, 2018. Research and development costs, increased from $0 for the year ended March 31, 2017 to $150,451 for the year ended March 31, 2018. The loss on disposition of assets of $60,792 was a onetime event occurring during the year ended March 31, 2018. The bad debt expense increased from $0 for the year ended March 31, 2017 to $87,342 for the year ended March 31, 2018. Finally the increase in donations from $0 for the year ended March 31, 2017 to $35,500 for the year ended March 31, 2018 was due to our president, Nickolas Tabraue, donating shares that he was granted as part of his compensation to Earth Science Foundation, Inc.. Together the aggregate increase in expenses from 2017 to 2018 of $575,790 was comprised primarily of non-recurring items

Total Revenues - For the years ended March 31, 2018 and 2017, the Company had total sales of $463,108 and $428,199, respectively. While our revenues increased slightly, this was consistent with a corresponding increase in our cost of goods sold from $243,813 for the year ended March 31, 2017 to $270,222 for the year ended March 31, 2018 ; resulting in a Gross Profit of $192,886 as of March 31, 2018 compared to $184,386 for the previous year ending March 31, 2017.

Costs and Expenses - Costs of sales, include the costs of manufacturing, packaging, warehousing and shipping our products. As we develop and release addition products, we expect our costs of sales to increase.

General and administrative expenses decreased by approximately $53,817 for the year ended March 31, 2018 compared to the year ended March 31, 2017. The decrease can be attributed primarily to new management and changing service providers to more cost effective solutions.

Marketing expenses totaled $332,986 for the twelve months ended March 31, 2018, an increase of $225,129 from $77,857 for the twelve months ended March 31, 2017. This increase primarily related to the engagement of 5 marketing consultants to help develop the Company’s products, revamping product packaging and overall retail marketing platform. The marketing expenses are associated with helping to generate the Company’s CBD and full spectrum cannabinoid brands and related revenue. Prior to revamping product and increasing our marketing efforts, our sales had begun to slip in the first part of our fiscal year ended March 31, 2017 however, as a result of our increased marketing we were able to maintain our sales at a stable rate in the short term. However, we have yet to realize the full benefits of that increase in marketing and exposure of our brand. As a direct result of our increased marketing efforts we now have three additional large distributors that have indicated that they plan on carrying the Company’s CBD and full-spectrum products, several large retail chains that are at various stages in the sales process of rolling out products into their stores. And, finally we have a number of other accounts that our independent sales representatives, who are waiting for us to send product samples, so that they can close sales on new accounts. The increased exposure that came as a result of the increased marketing opened up all of these additional opportunities; for example, with the three new distributors, we now have access to approximately 90,000,000 doors where our products could be sold

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Research and development costs were $150,451for the twelve months ended March 31, 2018 compared with $0 for the twelve months ended March 31, 2017.We expect that R&D will continue to be consistent with the twelve months ended March 31, 2018 and will increase as well for the foreseeable future. Notwithstanding this increase in R&D Dr. Aube has been successful in receiving grants from the Canadian government for further research. Separate disclosure was not material pursuant to ASC 730, Research and Development.

Disposition of assets expense was $60,792 and was a onetime event occurring during the year ended March 31, 2018; and came as a result of our subsidiary, Nutrition Empire, Inc., closing and, more specifically, the expenses were due to its expired and obsolete inventory.

Bad debt expense increase of $87,342 for the year ended March 31, 2018 from $0 for the prior year ended March 31, 2017 was due to a problem we had collecting from one of our merchant processors. We intend to continue working to recover those funds but there can be no assurances that we will be successful in doing so.

Donation expense was a onetime non-cash expense item in the year ended March 31, 2018 that is derived from our CEO’s “donation of shares he was to receive as part of his compensation directly from the Company to Earth Science Foundation and it is unlikely that there will be similar donations of this type in the future. In other words rather than receive the shares and then transfer them to the foundation, Mr. Tabraue directed the Company to issue them directly to the foundation,

For the period ended March 31, 2018, the Company had $72,038 in cash or $100,257 less than it had on March 31, 2017 ($172,295), Accounts Payable of $80,439 or $48,044 less than on March 31, 2017 ( $128,483), notes payable and accrued interest of $59,558 for March 31, 2018 or the same as the prior period ending March 31, 2017 at $59,558, and a stockholder’s deficit of $119,981 versus equity of $9,349 from the prior period ended March 31, 2017.

We are a smaller reporting company, as defined by 17 CFR § 229.10(f)(1). We do not consider the impact of inflation and changing prices as having a material effect on our net sales and revenues and on income from our operations for the previous two years or from continuing operations going forward.

The Company achieved a gross margin percentage of 42% for the year ended March 31, 2018, a decrease of 1% from the gross margin percentage of 43% for the prior year ended March 31, 2017. The Company expects this gross margin percentage to increase marginally as it achieves greater economies of scale from higher volumes of sales and is consequently able to purchase inventory at lower prices.

Liquidity and Capital Resources for the Years Ended March 31, 2018 and 2017

The Company generated a net loss from continuing operations for the years ended March 31, 2018 and March 31, 2017 of approximately $1,708,874 and $1,141,584, respectively. As of March 31, 2018 and March 31, 2017, the Company had current assets of $281,905 and $306,560, which included the following as of March 31, 2018 cash and cash equivalents of approximately $72,038; inventory of $134,784; and accounts receivable of $69,050 (net of $111,301 in allowances.) and prepaid expenses of $6,033.

The Company’s auditors have expressed doubt as to our ability to continue as a going concern, in part, because our Current Liabilities of $465,307 exceed our Current Assets of $345,326 by $119,981, However included in Current Liabilities are Notes Payable – related parties of $59,558 and Accrued Settlement of $231,323. The Note Payable, like the name suggests, is payable to a related party; who, we believe, will continue to forgo immediate payment until we are in a better cash position to make payment. Thus while it is listed as a current liability, it operates more closely to a long-term liability. The $231,323 for Accrued Settlement is an accrual for an unfavorable arbitration award in our dispute with Cromogen (See Item 8 Legal Proceedings.) While we believe that this is the most that would ultimately be confirmed by a court, the ultimate amount could be higher. However, before we even get to the issue of the confirmation of an award, we need to recognize that the Company has brought a motion for recalculation based on a mathematical error made by the arbitration panel that profoundly diminishes the award. Then, regardless of whether the Company’s motion to the arbitration panel to recalculate using the proper numbers is successful, the Company has what it believes is more than one solid basis to successfully challenge the award in the first place. In any event, by the time all motions and appeals have been completed, there is an award, and that award is converted into a collectible non-appealable judgment, it is very likely that the time to a final adjudication on the merits will take longer than one year to reach. As such, Current Assets would actually exceed Current Adjusted Liabilities by $174,426 so there isn’t quite the sense of immediacy that a strict view of current assets versus current liabilities might otherwise suggest. Although we are optimistic about our prospects for success on appeal of the award, if the appeal were to be unsuccessful we would be be unable to pay the entire amount and if we were otherwise unable to make payment arrangements with them as a judgment creditor, we would be insolvent.

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Although the Company will require additional debt or equity financing for its operations as currently conducted, the Company believes its margins are sufficiently high that if management felt that it was necessary, it could curtail a number of other costs and expenses that would enable it to continue its operations on a limited basis - selling industrial hemp based CBD and full-spectrum oils However, we do believe that the research and development we intend to pursue will require additional funding such that in order to maintain our operations at their current level (building for expansion, R&D, roll-out of MSN-2 Device), we will require additional debt or equity financing. If we are unable to secure such additional financing we would not be able to continue our operations as we have historically, with the research and development and accelerated product launches. As discussed previously, our increase in marketing has provided us with additional sales opportunities that we believe will significantly increase our sales in the current year; and with our margins at 42% together with increasingly larger inventory turns, our working capital will build quickly (if we are a.) not continuing to fund R&D and meet other expenses or b.) meeting the R&D and other expenses with proceeds from additional financing ) This will then allow us to sustain operations without additional funding over the next 12 months if we reduce our operations and focus only on CBD and full-spectrum precuts at which point we could then begin with R&D and other expenses. Alternatively we can raise additional funds to meet the anticipated R&D and other expenses while we allow the sales from our existing products to become self sustaining.

Historically we have been able to fully fund operations from a combination of operations and through additional sales of our common stock; and we have no reason to believe that we will not be able to continue doing so since we have a strong base of existing shareholders who are committed to our vision for the Company (and they have demonstrated a willingness to purchase shares of stock when they are offered). If these shareholders were to cease purchasing shares when offered, if we were unable to secure other sources of debt or equity financing, or if we were unable to secure financing on terms that are acceptable to us, we would not be able to continue operations as currently planned. Rather, we would need to curtail our research and development, scale back operations and only focus on CBD and full-spectrum sales. But even then if we curtailed operations, depending on whether we continued to incur unforeseen expenses or incurred higher than expected expenses, we may not have sufficient capital to meet our current operating needs. However we do have sufficient resources over the short and long term with scaled back expenses and R&D so that after several turns of inventory we would then be able to resume our R&D and operations as planned. Additional funding primarily allows us to expedite our business plan.

During the years ending March 31, 2018 and 2017, the Company met its capital requirements through external financing and the sale of its restricted common stock.

Total Current Liabilities were $465,307 for the year ended March 31, 2018 and $418,141 for the year ended March 31, 2017.

Operating Activities - For the years ended March 31, 2018 and March 31, 2017, the Company used cash for operating activities of $1,066,249 and $723,806, respectively.

Investing Activities - During the year ended March 31, 2018 and March 31, 2017, the Company had a decrease from $146 to $0 in cash flow for investing related activities due to larger expenses related to patent activity and the purchase of property and equipment in the earlier period.

Financing Activities - During the year ended March 31, 2018, the Company received $965,992 in cash proceeds from sales of restricted common stock. For the Year ended March 31, 2017, the Company received $851,753 in cash proceeds from the sales of restricted common stock.

For the year ended March 31, 2018, the Company had $72,038 in Cash, Accounts Receivable of $69,050 Prepaid-Expenses of $6,033 and Inventory of $134,784 with Accounts Payable of $80,439. The Company had $172,295 in Cash, Accounts Receivable of $27,084 Prepaid-Expenses of $0 and Inventory of $107,181 with Accounts Payable of $128,483 for the year ended March 31, 2017. For the year ended March 31, 2018 the Company had current liabilities of $465,307, compared to $418,141 in liabilities for the prior year ended March 31, 2017. Furthermore, the Company had an accumulated stockholder’s deficit of $25,498,207 and $23,784,568 for the years ended March 31, 2018 and 2017, respectively.

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Default on Notes

During 2014, a former stockholder provided funds to the Company evidenced by 8% uncollateralized notes payable due September 30, 2014. As of March 31, 2018 and March 31, 2017, the Company had $59,558 and $59,558, respectively of these notes payable which are in default. The Company is in current negotiations to extend the maturity of these notes for an additional 2 years. Interest expense for the years ended March 31, 2018 and 2017, were $4,765 and $4,773, respectively.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Notes to the Consolidated Financial Statements describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

Loss Contingencies

The Company is subject to various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to us to determine whether such accruals should be adjusted.

Income Taxes

The Company recognizes deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the expected future tax return consequences of those differences, which are expected to be either deductible or taxable when the assets and liabilities are recovered or settled.

Investments

The Company’s securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the year included in earnings. Gains from the sales of such marketable securities are utilized to fund our ongoing business, and to also conduct strategic business development, marketing analysis, due diligence investigations into possible acquisitions, and research and development and implementation of our business plans generally.

Recent Accounting Pronouncements

See Note 2 of the consolidated financial statements for discussion of Recent Accounting Pronouncements.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants

None.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Set forth below are the present directors and executive officers of the Company. Except as set forth below, there are no other persons who have been nominated or chosen to become directors, nor are there any other persons who have been chosen to become executive officers. Other than as set forth below, there are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Principal Occupation	Age	Director Since
Nickolas S. Tabraue	Director, Chairman of the Board	31	2015
Steve Warm	Director and Chief Legal Counsel	76	2017
Gagan Hunter	Chief Operating Officer and Director	29	2018
Dr. Michel Aube	Chief Executive Officer and Chief Science Officer	50	2016
Nickolas S. Tabraue	President and Secretary	31	2016
Wendell Hecker	Chief Financial Officer	63	2018
Sergio Castillo	Chief Marketing Officer	35	2017
David Barbash	Chief Sales Officer	53	2019
Robert Stevens	Court Appointed Receiver	53	2019

Nickolas S. Tabraue, 31. Mr. Tabraue currently serves as the Company’s President, Secretary, Director and Chairman of the Board of Directors. He has served in these capacities since October 2016. Previously he also served as the Company’s Chief Operating Officer from October, 2015 until March, 2018. He is an industry veteran having 13 years of professional experience in the nutraceutical, dietary supplement field, as well as retail corporate management. Mr. Tabraue is well versed in his knowledge of supplements, retail management, and customer service. His experience began at The Vitamin Shoppe in 2006 where he started in sales, product placement and customer service leading to his position as a manager of four different locations in 2012. One of these stores was the Company’s highest volume and another included the restructuring of a non-performing high volume store, achieving high operating levels in operations, service, inventory compliance, and sales. In 2012 he left The Vitamin Shoppe to manage Nutrition Empire, Inc. and was brought on with Earth Science Tech, Inc. when it acquired Nutrition Empire in 2015.

Robert Stevens., 53. Mr. Stevens has more than 30 years of experience in the securities and finance industries. Mr. Stevens is president of Somerset Capital Ltd (“Somerset”) which he founded in 2001 and he serves as president and managing director. Somerset is a private capital firm that employs industry-specific skillsets to make strategic investments in distressed and turnaround situations as well as merger and direct investments in private and pre-public companies. Mr. Stevens is also president of Strongbow Advisors, Inc., which provides turnaround and receiver advisory as well as consulting services. Mr. Stevens also serves as a court appointed receiver. Mr. Stevens was also Managing Director of Technology Partners, a private equity and M&A firm from 2006 to 2013. Mr. Stevens is currently an independent director for Grom Social Enterprises (OTCQB: GRMM) where he serves as chair of the audit committee, and has also served on the board of AppTech Corp (OTC: APCX) from July 2016 to March of 2017.

Steve Warm, Esq., 76. Mr. Warm has served as a Director and Chief Legal Counsel of the Company since February 2017. He was born in New York City and grew up in Northern New Jersey. He is a graduate of Dickinson University (Teaneck, N.J.) and Rutgers University Law School (Newark, N.J.). Mr. Warm finished law school at the age of 21 and sat for the New Jersey Bar only a few weeks after his 22nd birthday. (He is believed to be the youngest person to have been admitted to practice in New Jersey once a law school degree became a prerequisite). After practicing in Ramsey, New Jersey, Burlington, New Jersey., Willingboro, New Jersey and Medford, New Jersey, Mr. Warm became a member of the Florida Bar, practicing exclusively in Boca Raton for 25 years. In 1986, he joined his three sons in Gainesville, Florida, where he presently maintains his primary office, although he still has and uses facilities in Boca for specific clients. Mr. Warm has experience in diverse areas of the law over a lengthy span of years. He has done tax work, corporate representation, entrepreneurial support, litigation, and family law, contractual issues of all kinds, personal injury matters, estate planning/probate and many other things. Mr. Warm has successfully represented any number of companies, large and small, domestic and foreign, public and private. He was instrumental in obtaining the seminal Federal Court ruling which paved the way for the expansion of national banks.

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Dr. Michel Aube. Dr. Aubé joined the Company when his company, BOE ITS, Inc. was acquired by the Company’s subsidiary, Earth Science Pharmaceuticals, Inc. He joined the Company as its Chief Executive Officer and Chief Science Officer in August 2016 and is responsible for the Company’s research and development. He has wide-ranging expertise in the life sciences. As a microbiologist he furthered his graduate studies at Laval University, earning a Master’s degree in Cell Biology and Molecular Physiology as well as a PhD in Physiology-Endocrinology. Prior to joining Earth Science from 2008-2010 he served as a Post-doc Researcher in Immunology at the University of Montreal where he was responsible for the development of a therapeutic vaccine to treat AIDS based on ex-vivo maturation of dndritic cells from patients. Thereafter, in 2010, he was a post-doc researcher conducting fundamental research to understand the role of the genes implicated in the maturation of T cells, and in 2012 his research was focused on understanding the mechanism of action of a new drug that improves the graft versus host disease in patients that received hematopoietic stem cell transplants. Following his post-doc research at the University of Montreal in 2013 he founded BOE, ITS with the objective of developing the company’s MSN-2 medical device for the treatment of Sexually Transmitted Infections. In addition, he created and taught three postdoctoral courses in Immunology. His scientific research in Sexually Transmitted Infections (STIs), Cancer and Stem Cell biology has been published in several prestigious medical journals. Dr. Aubé has received a number of Awards for Excellence from the Network for environmental health research and childhood diseases.

Wendell Hecker. Mr. Hecker joined the Company as its Chief Financial Officer in February of 2018. He earned a Bachelor of Science in Accounting from New York University. Having spent more than 30 years at large corporations in New York and Florida, he brings to Earth Science Tech, extensive accounting experience. Prior to joining Earth Science Mr. Hecker was the Controller for Ampco Electric, Inc. where he was in charge of all accounting operations. Before joining Ampco in 2014 he was self-employed as an accountant serving a variety of clients and meeting their accounting needs and prior to starting his own accounting practice from 2007 through 2010 he served as the controller of Seaview Research Inc., Hecker will ensure that the Company’s accounting follows best practices, keeps up-to-date, and increases transparency with investors as sales continue to increase.

Sergio Castillo. Mr. Castillo joined the Company as its Chief Marketing Officer in January 2017. He moved to Miami when he was only 16, is a current marketing consultant for few firms including Cloud Accounting, La Familia Media, Fresh Press Miami, Goodlife Miami, as well as Abdon Entertainment. He started his first company in 2008 called “Goodlife Miami, LLC”. In 2010, his second company was started named Fresh Press, LLC. His third company, which he still owns and operates, was founded in 2012, called La Familia Media, LLC. As the time passed, he has learned what is necessary to run the marketing plans for many successful companies, and he is taking his expertise into the field of industrial based hemp and hemp products.. At each of his companies and currently with Earth Science, Mr. Castillo handles graphics, web design, and marketing. As the CMO of Earth Science Tech, Inc he is in a position to bring his experience to the new and fast moving industry that is developing around hemp and hemp products.

David Barbash. Brings in 20 years of natural products industry experience in both the U.S. and U.K. markets having worked with niche forward thinking companies at the time like, Health From The Sun/Arkopharma, Pure Essence Labs, and Harmonic Innerprizes. Mr. Barbash is highly skilled in strategic sales planning, team development, analytic reasoning, business development, new product launch, market analysis, training design and development, and brings international experience to the Company.

Gagan Hunter. Mr. Hunter joined the Company as its Chief Operating Officer in February of 2018. A graduate of Oaksterdam University, America’s first primer cannabis college, University of Pittsburgh, and post graduate studies at the Temple University, Gagan Hunter is a holistic health specialist, cannabis & cannabinoid (CBD) educator. Mr. Hunter has 20 years of natural products industry experience in sales, marketing, and management, and 20 years teaching nutrition. Prior to joining Earth Science Mr. Hunter worked for Mother Earth’s County, representing over 250 manufacturers of natural products and supplements to retailers such as Whole Foods, Earth Fare and Sprouts, throughout North and South Carolina Georgia and Tennessee. He was responsible for product placement, product training, consumer education, demonstrations and merchandising. He was also responsible for staff training, purchasing, customer service, budgets, sales reporting, conducting sales meetings, setting sales goals, tracking store inventories and financial management throughout his 16 years at Mother Earth’s Bounty. His skills obtained through his 20 years in the industry are staff training, purchasing, customer service, inventory control, and financial management.

53

Family Relationships

There are no other family relationships between or among any of our directors, executive officers and any incoming directors or executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

We do not currently have a standing audit, nominating or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of audit, nominating and compensation committees.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so until such time as a separate audit committee has been established.

Audit Committee Financial Expert

We currently have not designated anyone as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K as we have not yet created an audit committee of the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

As of March 31, 2018 we did not currently have a class of securities registered under the Exchange Act and therefore our directors, executive officers, and any persons holding more than ten percent of our Common Stock are not required to comply with Section 16 of the Exchange Act.

Nominations to the Board of Directors

Our directors play a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Earth Science Tech, Inc., 8000 NW 31st Street, Unit 19, Doral, FL 33122.

54

Executive Compensation

General Philosophy

Our Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.

Our primary objective for of our senior officer compensation is to attract, motivate and retain qualified officers to lead the Company in the pursuit of its business goals and combine strategic thinking, creative talent, and strict corporate governance in order to position the Company to capitalize on a wide variety of business opportunities without being limited by any single industry or platform.

Compensation for executive officers is based upon their individual employment contracts with such base salary and annual bonuses as may be determined by the Compensation Committee, from time to time, payable in accordance with the regular practices of the Company. We have not adopted an Option Plan as of the date of this Registration statement however we intend to adopt and equity based incentive plan in the future. Historically we have simply made grants of restricted common stock in lieu of qualified options.

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Nickolas S. Tabraue,	2018	102,500.00	—	98,000.00	—	—	200,500.00
President, Secretary & Director	2017	81,500.00	—	154,500.00	—	—	236,000.00

Dr. Michel Aube,	2018	72,000.15	—	35,500.00	—	—	71,500.00
Chief Executive Officer	2017	37,318.00	—	18,500.00	—	—	55,818.00

Steve Warm, Esq.	2018	—	—	—	—	—
Director	2017	—	—	23,000.00	—	—	23,000.00

Wendell Hecker	2018	4,615.40	—	7,100.00	—	—	11,715.40
Chief Financial Officer	2017	—	—	—	—	—	—

Sergio Castillo	2018	9,750.00	—	—	—	—	9,750.00
Chief Marketing Officer	2017	1,875.00	—	—	—	—	1,875.00

Jill Buzan	2018	—	—	1,775.00	—	—	1,775.00
Chief Sales Officer	2017	—	—	—	—	—	—

Gagan Hunter	2018	2,076.92	—	7,100.00	—	—	9,176.92
Chief Operating Officer	2017	—	—	—	—	—	—

Employment Agreements

Earth Science Tech, Inc. has or had employment agreements with the following persons with the following basic terms. Each employment agreement is for a term of one year (the exception of Michel Aube’s agreement being for a term of five years) and is renewable year to year. All employees are eligible for bonuses that may be paid in stock or cash.

55

Nickolas S. Tabraue started in 2015 at a base salary of $5,000 per month and 50,000 shares granted per quarter. This was changed to $6,000 per month in the first quarter of 2016 and then to $7,000 in the fourth quarter of 2016 and finally to $4,000 every two weeks in the second quarter of 2017. On March 19, 2018 the Company entered into an Employment Agreement with Mr. Tarbaue (the “Tarbaue Employment Agreement”) for a term of 1 year, renewable upon mutual agreement of both parties for an additional 1 year term. The Tarbaue Employment Agreement provides that Mr. Tarbaue receive a $8,666.00 monthly salary and 50,000 shares each fiscal quarter. The Tarbaue Employment Agreement may be terminated with or without cause, pursuant to the terms therein.

Wendell Hecker and the Company entered into an employment agreement on February 1, 2018 (the “Hecker Employment Agreement”). The Hecker Employment Agreement provides that Mr. Hecker is to receive a salary of $2,500 per month and 10,000 shares of restricted common stock per quarter. The term of the Hecker Employment Agreement is 1 year, renewable upon mutual agreement of both parties for an additional 1 year term. The Hecker Employment Agreement may be terminated with or without cause, pursuant to the terms therein.

Sergio Castillo and the Company entered into an employment agreement on January 24, 2017 (the “Castillo Employment Agreement”). The Castillo Employment Agreement provides that Mr. Hecker is to receive a salary of $750 per month. The term of the Hecker Employment Agreement is 6 months, renewable upon mutual agreement of both parties for an additional 6 month term. The Castillo Employment Agreement is still in effect. The Castillo Employment Agreement may be terminated with or without cause, pursuant to the terms therein.

Gagan Hunter and the Company entered into an employment agreement on March 20, 2018 (the “Hunter Employment Agreement”). The Hunter Employment Agreement provides that Mr. Hunter received a $4,500 per month salary which was subsequently increased to $6,000 per month in the second quarter of 2018. Additionally, he receives 10,000 shares of restricted common stock per quarter. The term of the Hunter Employment Agreement is 1 year, renewable upon mutual agreement of both parties for an additional 1 year term. The Hunter Employment Agreement may be terminated with or without cause, pursuant to the terms therein.

Dr. Michel Aube started in August 2016 at a base salary of $6,000 per month and 50,000 shares of restricted common stock granted per quarter.

David Barbash and the Company entered into an employment agreement on January 1, 2019 (the “Barbash Employment Agreement”). The Barbash Employment Agreement provides that Mr. Barbash is to receive a salary of $4,000 per month, 12.5% commission from all his sales, plus 5% commission from all sales through representatives managed by Mr. Barbash, along with 5,000 shares of the common stock per quarter. Mr. Barbash has a three month probation period and based on his performance the company may decide to keep and relinquish Mr. Barbash.

The compensation that is listed in the table above does not necessarily correspond directly to the officers’ employment agreements for a number of reasons. For example, Dr. Aube’s compensation does not show a full $72,000 in 2017 because payment didn’t actually begin until part way through the year.. In other cases such as Gabriel Aviles, he was not an officer until later, after joining the Company so there may have been compensation re received in his position as a sales person that had been paid to him. In other cases there may be increases in salary that have not been formally reflected by amending employment agreements, rather the board of directors or the President, in the case of officers who report directly to the President, may have increased salaries during the year due to outstanding performance and increased work load. The table above reflects what these officers and directors have actually received for their service as officers and directors during the applicable time period and both the Company and the officers and directors have agreed to the amount of compensation paid.

Mr. Barbash entered into an employment agreement with the Company for a term of one (1) year and is renewable for a period of one (1) additional year upon mutual agreement by the parties. Mr. Barbash’s compensation for the term is four thousand dollars (US$4,000) per month together with commission from all sales through the Chief Sales Officer of twelve and one half percent (12%) as well as five percent (5%) percent commission from all sales through the representatives under him per month, to commence on the date of this agreement during the first three months. After the first three months he will be entitled to receive a monthly base of five thousand dollars (US$5,000.00) per month in addition to the forgoing commission structure. The frequency of monthly payments and paid commissions shall be paid on the 15th (fifteen) of each month. In addition, the Chief Sales Officer will be entitled to 5,000 shares each fiscal quarter. Moreover, the board of directors of the company (majority vote) may from time to time, based on the Chief Sales Officer’s performance, compensate the executive in additional forms of cash and or stock bonus, in their discretion. Additionally, all preapproved business travel expenses will be paid by the Company: (e.g. airfare, hotel, car rental, meals, tolls, taxi fares if necessary or train or ferry fare, cell phone, email, copies and approved pertinent office supplies.)

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. Such payments are set forth above in the section entitled “Employment Agreements.”

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

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Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Mr. Steven Warm was issued 10,000 shares on February 27, 2017 upon joining the Board of Directors. Mr. Warm did not receive nor is anticipated to receive any further compensation as a Director since February 27, 2017.

Stock Option Plans - Outstanding Equity Awards at Fiscal Year End

None.

Pension Table

None.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of March 26, 2019, we had outstanding 51,633,400 shares of common stock. Each share of common stock is currently entitled to one vote on all matters put to a vote of our stockholders. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of the date hereof by:

● each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;

● each of our current directors;

● each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

● all our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%. Unless otherwise indicated, the address of each of the following persons is 8000 NW 31sth Street, Unit 19, Doral, FL 33122, USA, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

57

Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent (3)
5% Stockholders:
Majorca Group, Ltd.(6)	25,000,000	54.171
Great Lakes Holdings Group, Inc.(7)	6,700,000	14.518
Named Executive Officers and Directors:
Michel Aube - Chief Executive Officer and Chief Science Officer(4)	468,500	0.904
Nickolas S. Tabraue – President, Secretary and Director (former Chief Operating Officer)(5)	850,000	1.64
Steven Warm, Chief Counsel and Director(6)	14,500	0.032
Wendell Hecker, Chief Financial Officer	40,000	.077
Sergio Castillo, Chief Marketing Officer	0	0
David Barbash, Chief Sales Officer	0	0
Gagan Hunter, Chief Operating Officer	40,000	0.077
Matthew J. Cohen (former CEO, CFO and Director)	0	0
All executive officers and directors as a group (8 persons)	1,413,000	2.73

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

(3)	Calculated on the basis of 46,150,207 shares of common stock outstanding as of March 31, 2018, plus any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 31, 2018. Further the positions listed are as of the date of this Registration Statement and not as of March 31, 2018.

(4)	Under his agreement with the Company, Dr Michel Aube received additional shares as compensation for his services and in connection with the acquisition of his company, BOE Its, Inc. Nickolas S. Tabraue was Chief Operating Officer from October 2015-March 2018 in addition to the other positions he held the positions listed are current as of the date of this Registration Statement. Mr. Tabraue receives

(5)	50,000 shares per quarter as part of his compensation package and as such as of March 31, 2018 he held 700,000 or 1.517 of 46,150,207 shares outstanding after making a donation i.e. causing 50,000 shares he was entitled to receive to be issued to the 501(c)3 organization Earth Science Foundation, Inc.

(6)	Majorca is owned 100% by John Morgan who is also its director and CEO, In the initial registration statement filed of Form 10, the Company C. Curtis and A. Hadad were mistakenly listed as 50/50 owners however this statement was in error and is hereby corrected.

(7)	Great Lakes is owned and controlled by Dr. Issa El-Cheikh.

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The following table sets forth information known to us regarding the beneficial ownership of our Class A Preferred Stock as of March 31, 2018.

Title of Class	Name and address of beneficial owner(1)(2)	Amount and nature of beneficial ownership	Percent of Class
Class A Preferred Stock	Majorca Group, Ltd. 1621 Central Avenue Cheyenne, MY 82001	5,200,000	100%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Class “A” preferred common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Majorca is owned 100% by John Morgan who also serves as that company’s CEO.

(2)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.

Transactions with Related Persons

Transactions with Related Persons

Except as set out below, as of March 11, 2019, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

● any director or executive officer of our company;

● any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

● any promoters and control persons; and

● any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

During 2014, a former stockholder provided funds to the Company evidenced by 8% uncollateralized notes payable due September 30, 2014. As of March 31, 2018 and March 31, 2017, the Company had $59,558 and $59,558, respectively of these notes payable which are in default. The Company is in current negotiations to extend the maturity of these notes for an additional 2 years. Interest expense for the years ended March 31, 2018 and 2017, were $ 4,765 and $ 4,765, respectively.

59

During the years March 31, 2018 and 2017 consulting fees were paid to Majorca Group, Ltd in the amounts of $21,776 and $50,172 respectively.

Kannabidioid, Inc. had related party revenue from Earth Science Tech Inc in the amount of $1,030 for the year ended March 31, 2018.

Named Executive Officers and Current Directors

For information regarding compensation for our named executive officers and current directors, see “Executive Compensation”.

Director Independence

Our securities are quoted on the OTC Markets Group, which does not have any director independence requirements. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues. Based on these standards, we have determined that none of our directors are independent directors.

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Earth Science Tech, Inc.

Notes to Financial Statements

Unaudited Consolidated Financial Statements

Consolidated Financial Statements and Notes

F-1

EARTH SCIENCE TECH, INC. AND SUSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	March 31, 2018
ASSETS
Current Assets:
Cash	$99,685	$72,038
Accounts Receivable(net allowance of $110,066 and $111,301 respectively )	$110,101	$69,050
Prepaid expenses and other current assets	60,093	6,033
Inventory	199,485	134,784
Total current assets	469,364	281,905

Property and equipment, net	14,178	18,490

Other Assets:
Patent, net	35,436	38,740
Deposits	6,191	6,191
Total other assets	41,627	44,931
Total Assets	$525,169	$345,326

LIABILITIES AND STOCKHOLDERS’S EQUITY
Current Liabilities:
Accounts payable	$113,249	$80,439
Accrued expenses	$70,597	$93,987
Accrued settlement	231,323	231,323
Notes payable - related parties	59,558	59,558
Total current liabilities	474,727	465,307
Total liabilities	474,727	465,307

Commitments and contingencies

Stockholders’ (Deficit) Equity:
Convertible preferred stock with liquidation preference, par value of $0.001 pre share,10,000,000 shares authorized: 5,200,000 issued and outstanding	5,200	5,200
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 51,238,400 and 46,150,207 shares issued and outstanding as of December 31, 2018 and March 31, 2018 respectively	51,240	46,150
Additional paid-in capital	27,142,208	25,326,876
Accumulated deficit	(27,148,206)	(25,498,207)
Total stockholders’ (Deficit)Equity	50,442	(119,981)
Total Liabilities and Stockholders’ (Deficit) Equity	$525,169	$345,326

F-2

EARTH SCIENCE TECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three	For the three	For the nine	For the nine
	Months Ended	Months Ended	Months Ended	Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Revenue	$202,760	$100,891	$570,975	$291,403
Cost of revenues	109,799	54,497	326,398	148,125
Gross Profit	92,961	46,394	244,577	143,278

Operating Expenses:

Compensation - officers	49,788	24,000	165,317	74,500
Officer Compensation Stock	96,775	71,000	349,125	138,000
Employee Compensation Stock	-	14,200	20,182	14,200
Marketing	80,550	139,438	204,461	219,984
General and administrative	94,159	160,993	392,703	575,906
Professional fees	13,351	14,156	39,605	83,090
Cost of legal proceedings	142,064	63,211	413,611	67,506
Research and development	136,489	97,587	305,999	97,587
Total operating expenses	613,176	584,585	1,891,003	1,270,773

Loss from operations	(520,215)	(538,191)	(1,646,426)	(1,127,495)

Other Income (Expenses)
Interest expense	(1,191)	-	(3,573)	-
Interest income	-	-	-	-
Total other income (expenses)	(1,191)	-	(3,573)	-

Net loss before income taxes	(521,406)	(538,191)	(1,649,999)	(1,127,495)

Income taxes	-	-	-	-

Net loss	$(521,406)	$(538,191)	$(1,649,999)	$(1,127,495)

F-3

EARTH SCIENCE TECH. INC, AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THREE MONTHS ENDED DECEMBER 31, 2018

	Common Stock		Preferred Stock		Additional Paid-in	Accumalated
Description	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance-March 31, 2018	46,150,207	46,150	5,200,000	5,200	25,326,876	(25,498,207)	(119,981)

Common stock issued for cash	1,604,168	1,604			441,446		443,050
Common stock issued for services	40,000	40			29,060		29,100
Common stock issued for officer compensation	122,500	123			97,877		98,000
Common stock issued for employee compensation	25,600	26			20,157		20,183
Common stock returned to company
Net Loss						(519,323)	(519,323)

Balance June 30, 2018	47,942,475	47,943	5,200,000	5,200	25,915,416	(26,017,530)	(48,971)

Common stock issued for cash	2,033,258	2,033			595,911		597,944
Common stock issued for services	20,000	20			14,800		14,820
Common stock issued for officer compensation	122,500	123			154,227		154,350
Common stock issued for employee compensation	-	-			-		-
Common stock returned to company
Net Loss						(609,270)	(609,270)

Balance September 30, 2018	50,118,233	$50,119	$5,200,000	$5,200	$26,680,354	$(26,626,800)	108,873

Common stock issued for cash	982,667	983			351,717		352,700
Common stock issued for services	15,000	15			13,485		13,500
Common stock issued for officer compensation	122,500	123			96,652		96,775
Common stock returned to company							-
Net Loss						(521,406)	(521,406)

Balance December 31, 2018	51,238,400	$51,240	5,200,000	$5,200	$27,142,208	$(27,148,206)	50,442

F-4

EARTH SCIENCE TECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine	For the Nine
	Months Ended	Months Ended
	December 31, 2018	December 31, 2017
Cash Flow From Operating Activities:
Net loss	(1,649,999)	(1,127,495)
Adjustments to reconcile net loss to net cash from operating activities:
Stock-based compensation	369,308	152,200
Stock issued for services	57,420	320,260

Depreciation and amortization	8,009	13,237
Changes in operating assets and liabilities:
Increase/Decrease in deposits	-	-
Increase/Decrease in prepaid expenses and other current assets	(137,018)	(118,248)
Decrease/Increase in inventory	(64,701)	11,184
Increase in other assets
Increase in accrued settlement	-	-
Increase in accounts payable	51,327	(26,501)
Net Cash Used in Operating Activities	(1,365,654)	(775,363)

Investing Activities:
Purchases of property and equipment	(393)	1,101
Patent expenditures	-	-
Net Cash Used in Investing Activities	(393)	1,101

Financing Activities:
Proceeds from issuance of common stock	1,393,694	712,376
Proceeds from notes payable- related party	-	-
Repayment of advances from related party	-	-
Net Cash Provided by Financing Activities	1,393,694	712,376

Net Decrease in Cash	27,647	(61,886)

Cash - Beginning of year	72,038	192,942
Cash - End of year	99,685	131,056

F-5

Notes to Financials

For

Earth Science Tech Corporation

For the Period Ending

December 31, 2018

Note 1 — Organization and Nature of Operations

Earth Science Tech, Inc. (“ETST” or the “Company”) was incorporated under the laws of the State of Nevada on April 23, 2010. ETST is a unique biotechnology company focused on cutting edge nutraceuticals and Bioceuticals designed to excel in industries such as health, wellness, nutrition, supplement, cosmetic and alternative medicine to improve illnesses and the quality of life for consumers worldwide. The Company sells its products through its retail store located in Coral Gables Florida and through the internet. ETST is currently focused on delivering nutritional and dietary supplements that help with treating symptoms such as: chronic pain, joint pain, inflammation, seizures, high blood pressure, memory loss, depression, weight management, nausea and aging. ETSC products include vitamins, minerals, herbs, botanicals, personal care products, homeopathies, functional foods, and other products. These products are marketed in various formulations and delivery forms including capsules, tablets, soft gels, chewables, liquids, creams, sprays, powders, and whole herbs. During 2015, ETST entered into a license and distribution agreement to provide its Cannabidiol oil to retailers in the vaping industry.

Note 2 — Summary of Significant Accounting Policies

Basis of presentation

The Company’s accounting policies used in the presentation of the accompanying consolidated financial statements conform to accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied.

Principles of consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiaries. The subsidiaries include Earth Science Tech Inc, Nutrition Empire Co. Ltd., Earth Science Vapor, Earth Science Pharmaceutical Inc., Kannabidioid Inc.

All intercompany balances and transactions have been eliminated on consolidation.

Use of estimates and assumptions

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the accrual of the legal settlement, the carrying value recoverability and impairment, if any, of long-lived assets, including the estimated useful lives of fixed assets; the valuation allowance of deferred tax assets; stock based compensation, the valuation of the inventory reserves and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

F-6

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Carrying value, recoverability and impairment of long-lived assets

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC’) 360 to evaluate its long-lived assets. The Company’s long-lived assets, which include property and equipment and a patent are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

Carrying value, recoverability and impairment of long-lived assets

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events. Impairment of changes, if any, are included in operating expenses.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Related parties

The Company follows ASC 850 for the identification of related parties and disclosure of related party transactions.

Pursuant to this ASC related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-7

Commitments and contingencies

The Company follows ASC 450 to account for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. This may result in contingent liabilities that are required to be accrued or disclosed in the financial statements. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows and implemented ASC 606, Revenue from Contracts with Customers for revenue recognition. Although the new revenue standard is expected to have an immaterial effect, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities within them. These included the development of new policies based on the five-step model provided in the new revenue standard, ongoing contract review requirements, and gathering of information provided for disclosures.

The Company recognizes revenue from product sales or services rendered when control of the promised goods are transferred to our clients in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle, we apply the following five steps: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

The Company recognizes its retail store revenue at point of sale, net of sales tax.

Inventories

Inventories consist of various types of nutraceuticals and bioceuticals at the Company’s retail store and main office. Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method. A reserve is established if necessary to reduce excess or obsolete inventories to their net realizable value.

Cost of Sales

Components of costs of sales include product costs, shipping costs to customers and any inventory adjustments.

Shipping and Handling Costs

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs for shipments to customers as cost of revenues.

F-8

Research and development

Research and development costs are expensed as incurred. The Company’s research and development expenses relate to its engineering activities, which consist of the design and development of new products for specific customers, as well as the design and engineering of new or redesigned products for the industry in general.

Net loss per common share

The Company follows ASC 260 to account for earnings per share. Basic earnings per common share calculations are determined by dividing net results from operations by the weighted average number of shares of common stock outstanding during the year. Diluted loss per common share calculations are determined by dividing net results from operations by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

As of December 31, 2018 the Company has no warrants that are anti-dilutive and not included in the calculation of diluted loss per share.

Cash flows reporting

The Company follows ASC 230 to report cash flows. This standard classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by this standard to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports separately information about investing and financing activities not resulting in cash receipts or payments in the period pursuant this standard.

Stock based compensation

The Company follows ASC 718 in accounting for its stock based compensation to employees. This standard states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock based compensation at the market price of the Company’s common stock as of the date in which the obligation for payment of service is incurred.

The Company accounts for transactions in which service are received from non-employees in exchange for equity instruments based on the fair value of the equity instrument exchanged in accordance with ASC 505-50.

Property and equipment

Property and equipment is recorded at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based upon the estimated useful lives of the respective assets as follows:

Leasehold improvements	Shorter of useful life or term of lease
Signage	5 years
Furniture and equipment	5 years
Computer equipment	5 years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from accounts and any resulting gains or losses are included in operations.

F-9

Note 3 — Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 2018, the Company had negative working capital, an accumulated deficit of $27,148,206 and was in negotiations to extend the maturity date on notes payable that are in default. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient to pay its obligations and support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues may provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 - Commitments and Contingencies

Legal Proceedings

Cromongen Biotechnology Corporation vs. Earth Science Tech, Inc. The Company is engaged in a legal controversy with a former supplier, Cromogen Biotechnology Corporation (“Cromogen”). The controversy is a matter involving a distribution agreement and the alleged actions outside of the distribution agreement by prior management. The Company claimed that Cromogen did not perform in accordance with its contract to supply high quality hemp oil to the Company on a consistent and timely manner. In accordance with the arbitration clause stipulated to in the distribution agreement, the parties agreed to arbitrate any controversy arising out of the distribution agreement. Notwithstanding the fact that their agreement to arbitrate was limited to disputes arising out of the agreement, Cromogen counterclaimed damages from lost business due to prior managements’ failure to forward samples of CBD oil to another potential customer of Cromogen’s, something that had not been covered by the distribution agreement. In the arbitration proceeding, the Company filed a counterclaim and affirmative defenses to Cromogen’s claims for damages. The Company also filed a legal action in the courts of Florida against Cromogen, its principals and related companies, wherein fraud is alleged in connection with Cromogen’s representations regarding the formulation and quality of the hemp oil supplied. The legal action in the Florida courts has been stayed by court order.

Since then the arbitration panel issued an award in favor of Cromogen (the “Award”) on June 8, 2018. The Award denied the Company’s counterclaims and certain of Cromogen’s claims. However, the Award was ultimately in favor of Cromogen on three issues which came in at a total of $3,994,522.55. This consisted of a sum for breach of contract against the Company in the amount of $120,265.00, a sum for costs and fees against the Company in the amount of $111,057.55 and a sum for the claim of tortuous interference and conversion against the Company in the amount of $3,763,200.00 based on alleged lost profits based on the claimed lost contract that would have allegedly resulted in business of $48 million in revenue for Cromogen. On December 17, 2018, after the issuance of a Federal Magistrate’s Report and Recommendations, the Company received notice that the District Court in Florida, had confirmed the Award that had been previously granted by the arbitration panel, denying however, the award of fees that the arbitration panel had granted Cromogen. The Company believes that the arbitration panel exceeded the scope of its authority in ruling on the tort matter on at least two grounds. First, the claim for tortuous interference and conversion do not involve the parties’ performance under the distribution agreement nor were such extra-contractual matters covered by the language in the arbitration clause. The only way to reach that conclusion is for the arbitration panel to broaden its scope to include them. As such, it is the Company’s position that the arbitration panel exceeded the scope of its authority in hearing and ruling on the tort claims. Second, as a matter of law, the allowance of the tort claims violates the economic loss principles in contract law in the State of New York; and because of the forgoing reasons, among others, the court erred in failing to vacate the tort portions of the Award. This matter is now on appeal and the Company is optimistic about its prospects on appeal because of several recent cases in the jurisdiction where lower courts’ judgments confirming arbitration awards have been overturned because the arbitrators exceeded the scope of their authority. Nevertheless, the outcome remains speculative and as such (although argument has been made that only the breach of contract portion of damages should be accrued), the Company elected not to modify the reserve previously established as “accrued settlement” until the matter is either resolved on appeal or by the receiver.

F-10

Additionally, notwithstanding its prospects for success on appeal, faced with such a large judgment, the Company considered its options and settled on the appointment of a receiver and putting the Company into receivership. On January 11, 2019 the Company received notice that Strongbow Advisors, Inc., and Robert Stevens (the “Receiver”) had been appointed as receiver by the Nevada District Court, Clark County Nevada in Case No. A-18-784952-C. In addition to appointing the Receiver, the Court issued a Writ of Injunction or “Blanket Stay” covering the Company and its assets during the time that the Company is in receivership. The Blanket Stay will remain in place unless otherwise waived by the Receiver, or it is vacated by the Court or alternatively, lifted by the Court, upon a “motion to lift stay” duly made and approved by the Nevada District Court. The purpose of the “Blanket Stay” is to protect the estate and prevent interference with its administration while the Company’s financial issues are fully analyzed and resolved. As part of this process, creditors will be notified and required to provide claims in writing under oath on or before the deadline stated in the notice provided by the Receiver or those claims will be barred under NRS §78.675.

The Registrant determined that it was in its best interest and those of its shareholders and creditors to seek protection under receivership after evaluating its options following the order for judgment in favor of Cromogen in the matter entitled Cromogen Biotechnology Corporation vs. Earth Science Tech, Inc.. The appointment of Strongbow Advisors, Inc. and Robert Stevens as Receiver was approved unanimously by the Registrant’s Board of Directors and a majority of its debt holders. Strongbow and Stevens were selected because of their reputation of helping companies restructure and continue to execute on their business plans, albeit under a debt and capital structure that allows them to succeed. Unlike many receivers who simply look to wind up the affairs of a company and liquidate its assets, Stevens and Strongbow have built a reputation and differentiated themselves by assisting companies with financings and working in the capital markets to help companies raise the capital needed not only to pay debts but to build and grow their businesses. As a result, they are almost hyper-vigilant in protecting their companies’ shareholders and are not focused solely on creditors.

About Strongbow Advisors, Inc.

After lengthy discussions with its principal, Robert Stevens, and after having had an opportunity to research the history of some of the companies for which he and his firm were judicially appointed as receiver, Earth Science’s management is optimistic about having Strongbow Advisors serve as its Receiver. As stated, unlike many receivers who take a liquidation approach to their judicial roles, Stevens has a pragmatic philosophy of helping companies to restructure and use, what is generally considered, a negative situation as an opportunity for them to become better, stronger, more vibrant, operating companies. Stevens has a firm commitment to protecting creditors and shareholders alike; however, it’s his attention to an enterprise as a whole and in particular on the business’ shareholders that truly differentiates Strongbow Advisors and him from other receivers.

In his role as receiver, Stevens has reorganized companies that emerge from receivership having fully settled all of their liabilities and recovered significant value for their shareholders, to continue as stronger successful companies. As an example, in one case we reviewed, while in receivership the company was not only able to raise capital and pay its creditors in full, it was also able to recover all of the value for the investing shareholders dating back to its IPO in 2008; and in that case, those IPO investors had not only not lost money, but were able to realize substantial returns on their investments as shareholders.

In short, Stevens has a breadth of experience as a receiver helping companies and their creditors, shareholders and other constituents who have effectively “found themselves with lemons,” to “make high quality lemonade.” As such Earth Science is optimistic that it will be another one of Strongbow’s success stories.

Lease Agreements

On August 14, 2017, the Company entered into an office lease covering its new Doral, Florida headquarters, with landlord Doral Flex. The Lease term is for 37 months commencing on September 1, 2017 and ending on September 30, 2020. The monthly rent, including sales tax is $1,990, $2,056 and $2,124 for the years ending 9/30/2018, 9/30/2019 and 9/30/2020 respectively. A deposit of $6,191 was tendered to secure the lease. Rent expense for the three months and nine months ended December 31, 2018 were $6,996 and $20,218 respectively.

F-11

Note 5 - Balance Sheet and Income Statement Footnotes

Accounts receivable represent normal trade obligations from customers that are subject to normal trade collection terms, without discounts or rebates. If collection is expected in one year or less they are classified as current assets. If not, they are presented as non-current assets. Notwithstanding, these collections, the Company periodically evaluates the collectability of accounts receivable and considers the need to establish an allowance for doubtful debts based upon historical collection experience and specifically identifiable information about its customers. As of December 31, 2018, the Company had allowances of $ 110,066. The Company used an allowance of 40% of receivables over 90 days to charge bad debt expense.

Prepaid expenses and other current assets of $60,093 as of December 31, 2018 mainly represent $61,386 in prepaid expenses for an accounts payable invoice from Greybeard Holding dated 7/24/18 for inventory but not yet delivered and $(1,881) in refunds from November 2018 to be processed by T1 Payments.

Accounts payable are obligations to pay for goods and services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities

Accrued expenses of $70,597 as of December 31, 2018 mainly represent $22,597 of accrued interest on notes payable and accrued payroll for Michael Aube for $48,000.

General and administrative expenses were $94,159 and $392,703 for the three months ended December 31, 2018 and 2017 respectively and $392,703 and $ 575,906 for the nine months ended December 31, 2018 and 2017 respectively. For the three months ended December 31, 2018, the majority comprised of consulting fees in the amount of $36,247 and accounting fees of $1,600. The remainder of, $56,312 was for employee compensation, rent, and other expenses. For the Nine months ended December 31, 2018 the majority comprised of consulting fees of $144,656 and accounting fees of $73,400. The remainder of $174,647 was for employee compensation, rent and other expenses.

Professional fees were $13,351 and $39,605 for the three months and nine months ended December 31, 2018 respectively. The bulk of these expenses were paid to transfer agent for issuance of stock.

Costs of legal proceedings and other legal matters were $142,064 and $413,611 for the three months and nine months ended December 31, 2018. Legal expenses were for expenses of counsel handling litigation, intellectual property, Exchange Act reporting and general corporate and transactional issues.

Research and development were $136,489 and $ 305,999 for the three months and nine months ended December 31, 2018. These expenses were for new products and a medical device.

Note 6-Subsequent Events

On January 1, 2019 the Company engaged David Barbash as chief sales officer (“CSO”) transitioning Jill Buzan, the Company’s previous CSO, to the position as a Florida sales representative.

On January 11, 2019 the Company signed an agreement to transfer of majority ownership and control of its wholly owned subsidiary, Kannabinoid, Inc., to a third party, retaining an interest in an ongoing 5% royalty on all sales of its Kana product.

On January 09, 2019 the Company entered into receivership with the judicial appointment of Robert Stevens and Strongbow Advisors, Inc. The Company determined that it was in its best interest and those of its shareholders and creditors to seek protection under receivership after evaluating its options following the order for judgment in favor of Cromogen in the matter entitled Cromogen Biotechnology Corporation vs. Earth Science Tech, Inc.. The appointment of Strongbow Advisors, Inc. and Robert Stevens as Receiver was approved unanimously by the Registrant’s Board of Directors and a majority of its debt holders. Strongbow and Stevens were selected because of their reputation of helping companies restructure and continue to execute on their business plans, albeit under a debt and capital structure that allows them to succeed. Unlike many receivers who simply look to wind up the affairs of a company and liquidate its assets, Stevens and Strongbow have built a reputation and differentiated themselves by assisting companies with financings and working in the capital markets to help companies raise the capital needed not only to pay debts but to build and grow their businesses. As a result, they are almost hyper-vigilant in protecting their companies’ shareholders and are not focused solely on creditors.

The Company has a motion for shortening of time for claims for Cromogen on March 27, 2019 to move to compel Cromogen to file the claim in the State of Nevada.

F-12

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Earth Science Tech, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Earth Science Tech, Inc. (the “Company”) as of March 31, 2018 and 2017, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2017.

Lakewood, CO

August 10, 2018

F-13

EARTH SCIENCE TECH, INC. AND SUSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	March 31, 2017
ASSETS
Current Assets:
Cash	$72,038	$172,295
Accounts Receivable(net allowance of $111,301 and $ 23,959 respectively)	$69,050	$27,084
Prepaid expenses and other current assets	6,033	-
Inventory	134,784	107,181
Total current assets	281,905	306,560

Property and equipment, net	18,490	60,573

Other Assets:
Patent, net	38,740	43,146
Deposits	6,191	17,211
Total other assets	44,931	60,357
Total Assets	$345,326	$427,490

LIABILITIES AND STOCKHOLDERS’S EQUITY

Current Liabilities:
Accounts payable	$80,439	$128,483
Accrued expenses	$93,987	$6,600
Accrued settlement	231,323	223,500
Notes payable - related parties	59,558	59,558
Total current liabilities	465,307	418,141
Total liabilities	465,307	418,141

Commitments and contingencies

Stockholders’ (Deficit) Equity:
Convertible preferred stock with liquidation preference, par value of $0.001 pre share,10,000,000 shares authorized: 5,200,000 issued and outstanding	5,200	5,200
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 46,150,207 and 42,287,499 shares issued and outstanding as of March 31, 2018 and March 31, 2017 respectively	46,150	42,287
Additional paid-in capital	25,326,876	23,746,430
Accumulated deficit	(25,498,207)	(23,784,568)
Total stockholders’ (Deficit)Equity	(119,981)	9,349
Total Liabilities and Stockholders’ (Deficit) Equity	$345,326	$427,490

F-14

EARTH SCIENCE TECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	March 31,
	2018	2017

Revenue	$463,108	$428,199
Cost of revenues	270,222	243,813
Gross Profit	192,886	184,386

Operating Expenses:

Compensation - officers	260,936	204,948
Officer Compensation Stock	170,775	238,000
Marketing	332,986	77,857
General and administrative	653,242	707,059
Donations	35,500	-
Loss on disposal of assets	60,792	-
Professional fees	70,289	82,578
Bad Debt Expense	87,342	-
Cost of legal proceedings	79,447	15,528
Research and development	150,451	-
Total operating expenses	1,901,760	1,325,970

Loss from operations	(1,708,874)	(1,141,584)

Other Income (Expenses)
Interest expense	(4,765)	(4,773)
Interest income	-	3
Total other income (expenses)	(4,765)	(4,770)

Net loss before income taxes	(1,713,639)	(1,146,354)

Income taxes	-	-

Net loss	$(1,713,639)	$(1,146,354)

Net loss per common share:
Loss per common share-Basic and Diluted	$(0.04)	$(0.03)

F-15

EARTH SCIENCE TECH. INC, AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated
Description	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance-March 31, 2016	39,420,662	39,421	5,200,000	5,200	22,464,923	(22,638,214)	(128,670)

Common stock issued for cash	2,297,802	2,297			849,456		851,753
Common stock issued for services	330,535	330			194,290		194,620
Common stock issued for officer compensation	238,500	239			237,761		238,000
Common stock returned to company
Net Loss						(1,146,354)	(1,146,354)

Balance March 31, 2017	42,287,499	42,287	5,200,000	5,200	23,746,430	(23,784,568)	9,349

Common stock issued for cash	3,096,698	3,097			962,895		965,992
Common stock issued for services	533,010	533			447,009		447,542
Common stock issued for officer compensation	233,000	233			170,542		170,775
Common stock returned to company
Net Loss						(1,713,639)	(1,713,639)

Balance March 31, 2018	46,150,207	$46,150	$5,200,000	$5,200	$25,326,876	$(25,498,207)	(119,981)

F-16

EARTH SCIENCE TECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended March 31
	2018	2017
Cash Flow From Operating Activities:
Net loss	(1,713,639)	(1,146,354)
Adjustments to reconcile net loss to net cash from operating activities:
Stock-based compensation	170,775	238,000
Stock issued for services	447,542	194,620

Depreciation and amortization	23,531	12,441
Changes in operating assets and liabilities:
Increase/Decrease in deposits	(6,190)	6,618
Increase/Decrease in prepaid expenses and other current assets	70,000	(19,642)
Decrease/Increase in inventory	(27,603)	7,545
Increase in other assets		-
Increase in accrued settlement	7,823
Increase in accounts payable	(38,488)	(17,034)
Net Cash Used in Operating Activities	(1,066,249)	(723,806)

Investing Activities:
Purchases of property and equipment		(146)
Patent expenditures	-	-
Net Cash Used in Investing Activities	-	(146)

Financing Activities:
Proceeds from issuance of common stock	965,992	851,753
Proceeds from notes payable- related party	-	-
Repayment of advances from related party	-	-
Net Cash Provided by Financing Activities	965,992	851,753

Net Decrease in Cash	(100,257)	127,801

Cash - Beginning of year	172,295	44,494
Cash - End of year	72,038	172,295

F-17

Note 1 — Organization and Nature of Operations

Earth Science Tech, Inc. (“ETST” or the “Company”) was incorporated under the laws of the State of Nevada on April 23, 2010. ETST is a unique biotechnology company focused on cutting edge nutraceuticals and bioceuticals designed to excel in industries such as health, wellness, nutrition, supplement, cosmetic and alternative medicine to improve illnesses and the quality of life for consumers worldwide. The Company sells its products through its retail store located in Coral Gables Florida and through the internet. ETST is currently focused on delivering nutritional and dietary supplements that help with treating symptoms such as: chronic pain, joint pain, inflammation, seizures, high blood pressure, memory loss, depression, weight management, nausea and aging. ETSC products include vitamins, minerals, herbs, botanicals, personal care products, homeopathies, functional foods, and other products. These products are marketed in various formulations and delivery forms including capsules, tablets, soft gels, chewables, liquids, creams, sprays, powders, and whole herbs. During 2015, ETST entered into a license and distribution agreement to provide its Cannabidiol oil to retailers in the vaping industry which led it into the industrial hemp based CBD and full-spectrum oil and products made with them.

Note 2 — Summary of Significant Accounting Policies

Basis of presentation

The Company’s accounting policies used in the presentation of the accompanying consolidated financial statements conform to accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied.

Principles of consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiaries. The subsidiaries include Earth Science Tech Inc, Nutrition Empire Co. Ltd., Kannabidioid, Inc. (fka Earth Science Vapor, Inc.) and Earth Science Pharmaceutical Inc..

We operate through wholly-owned subsidiaries which provide products, marketing and distribution. As of December 2014, Nutrition Empire, Inc. was opened as a brick and mortar retail store that provides health, wellness, sports nutrition and dietary supplement products at competitive prices. In March 2015, the Company created Earth Science Tech Vapor One, Inc., a license and distribution company allowing us entry in the maturing marketplace of the vaping industry. In 8/22/2016 Earth Science Pharmaceuticals, Inc. was formed toacquire Beo Its, Inc. Our licensing relationship gives us the market mobility, allowing us to capture the emerging market offering our Cannabidiol oil to our retail partners as demand emerges.

All intercompany balances and transactions have been eliminated on consolidation.

Use of estimates and assumptions

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the accrual of the legal settlement, the carrying value recoverability and impairment, if any, of long-lived assets, including the estimated useful lives of fixed assets; the valuation allowance of deferred tax assets; stock based compensation, the valuation of the inventory reserves and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

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Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Carrying value, recoverability and impairment of long-lived assets

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC’) 360 to evaluate its long-lived assets. The Company’s long-lived assets, which include property and equipment and a patent are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

Carrying value, recoverability and impairment of long-lived assets

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events. Impairment of changes, if any, are included in operating expenses.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Related parties

The Company follows ASC 850 for the identification of related parties and disclosure of related party transactions.

Pursuant to this ASC related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

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Commitments and contingencies

The Company follows ASC 450 to account for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. This may result in contingent liabilities that are required to be accrued or disclosed in the financial statements. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows ASC 605 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of products. Persuasive evidence of an arrangement is demonstrated via invoice; products are considered provided when the product is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

The Company recognizes its retail store revenue at point of sale, net of sales tax.

Inventories

Inventories consist of various types of nutraceuticals and bioceuticals at the Company’s retail store and main office. Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method. A reserve is established if necessary to reduce excess or obsolete inventories to their net realizable value.

Cost of Sales

Components of costs of sales include product costs, shipping costs to customers and any inventory adjustments.

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Shipping and Handling Costs

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs for shipments to customers as cost of revenues.

Research and development

Research and development costs are expensed as incurred. The Company’s research and development expenses relate to its engineering activities, which consist of the design and development of new products for specific customers, as well as the design and engineering of new or redesigned products for the industry in general.

Income taxes

The Company follows ASC 740 in accounting for income taxes. Deferred tax assets and liabilities are determined based on the estimated future tax effects of net operating loss carryforwards and temporary differences between the tax bases of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records a valuation allowance for its deferred tax assets when management concludes that it is not more likely than not that such assets will be recognized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of March 31, 2018 the Company has not recorded any unrecognized tax benefits.

Interest and penalties related to liabilities for uncertain tax positions will be charged to interest and operating expenses, respectively.

The Company has net operating loss carry forwards (NOL) for income tax purposes of approximately $4,114,916. This loss is allowed to be offset against future income until the year 2038 when the NOL’s will expire. The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to the substantial losses incurred through March 31, 2018. The change in the valuation allowance for the years ended March 31, 2018 and 2017 was an increase of $0 and $0, respectively.

Internal Revenue Code Section 382 (“Section 382”) imposes limitations on the availability of a company’s net operating losses after certain ownership changes occur. The Section 382 limitation is based upon certain conclusions pertaining to the dates of ownership changes and the value of the Company on the dates of the ownership changes. It was determined that an ownership change occurred in October 2013 and March 2014. The amount of the Company’s net operating losses incurred prior to the ownership changes are limited based on the value of the Company on the date of the ownership change. Management has not determined the amount of net operating losses generated prior to the ownership change available to offset taxable income subsequent to the ownership change.

Net loss per common share

The Company follows ASC 260 to account for earnings per share. Basic earnings per common share calculations are determined by dividing net results from operations by the weighted average number of shares of common stock outstanding during the year. Diluted loss per common share calculations are determined by dividing net results from operations by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

As of March 31, 2018 and March 31, 2017 the Company has no warrants.

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Cash flows reporting

The Company follows ASC 230 to report cash flows. This standard classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by this standard to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports separately information about investing and financing activities not resulting in cash receipts or payments in the period pursuant this standard.

Stock based compensation

The Company follows ASC 718 in accounting for its stock based compensation to employees. This standard states that compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company values stock based compensation at the market price of the Company’s common stock as of the date in which the obligation for payment of service is incurred.

The Company accounts for transactions in which service are received from non-employees in exchange for equity instruments based on the fair value of the equity instrument exchanged in accordance with ASC 505-50.

Property and equipment

Property and equipment is recorded at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based upon the estimated useful lives of the respective assets as follows:

Leasehold improvements	Shorter of useful life or term of lease
Signage	5 years
Furniture and equipment	5 years
Computer equipment	5 years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from accounts and any resulting gains or losses are included in operations.

Recently issued accounting pronouncements

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. The new standard will change the classification of certain cash payments and receipts within the cash flow statement. Specifically, payments for debt prepayment or debt extinguishment costs, including third-party costs, premiums paid, and other fees paid to lenders that are directly related to the debt prepayment or debt extinguishment, excluding accrued interest, will now be classified as financing activities. Previously, these payments were classified as operating expenses. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, with early adoption permitted, and will be applied retrospectively. The Company does not expect that the adoption of this new standard will have a material impact on its consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases. This ASU requires lessees to recognize most leases on their balance sheets related to the rights and obligations created by those leases. The ASU also requires additional qualitative and quantitative disclosures related to the nature, timing and uncertainty of cash flows arising from leases. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact the adoption of this new standard will have on its consolidated financial statements.

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In March 2016, the FASB issued Accounting Standards Update No. 2016-09, Compensation – Stock Compensation. The new standard modified several aspects of the accounting and reporting for employee share- based payments and related tax accounting impacts, including the presentation in the statements of operations and cash flows of certain tax benefits or deficiencies and employee tax withholdings, as well as the accounting for award forfeitures over the vesting period. The new standard was effective for the Company on April 1, 2017. fiscal The Company does not believe that the adoption of this new standard will have a material effect on its consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers. This guidance will supersede Topic 605, Revenue Recognition, in addition to other industry-specific guidance, once effective. The new standard requires a company to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods and services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date, as a revision to ASU 2014-09, which revised the effective date to fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted but not prior to periods beginning after December 15, 2016 (i.e., the original adoption date per ASU 2014-09). In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers: Principal versus Agent Considerations, which clarifies certain aspects of the principal- versus-agent guidance, including how an entity should identify the unit of accounting for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements, such as service transactions. The amendments also reframe the indicators to focus on evidence that an entity is acting as a principal rather than as an agent. In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing, which clarifies how an entity should evaluate the nature of its promise in granting a license of intellectual property, which will determine whether it recognizes revenue over time or at a point in time. The amendments also clarify when a promised good or service is separately identifiable (i.e., distinct within the context of the contract) and allow entities to disregard items that are immaterial in the context of a contract. The Company continues to assess the impact this new standard may have on its ongoing financial reporting. The Company has identified its revenue streams both by contract and product type and is assessing each for potential impacts. For the revenue streams assessed, the Company does not anticipate a material impact in the timing or amount of revenue recognized.

Recently issued accounting pronouncements (continued)

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Intangibles-Goodwill and Other, which simplifies the accounting for goodwill impairments by eliminating step 2 from the goodwill impairment test. Instead, if “the carrying amount of a reporting unit exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.” The guidance is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the impact the adoption of this new standard will have on its Consolidated Financial Statements.

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

Intangible Assets

In October 2014, the Company acquired a patent that is being amortized over its useful life of fifteen years in accordance with ASC 350, “Intangibles - Goodwill and Other”. The Company purchased the patent through a cash payment of $25,000. Additionally, the Company capitalized patent fees of $26,528. The Company’s balance of intangible assets on the condensed consolidated balance sheet net of accumulated amortization is $38,740 and $43,146 as of March 31, 2018 and March 31, 2017, respectively. Amortization expense related to the intangible assets was $ 4,406 and $4,406, respectively for the years ended March 31, 2018 and 2017, respectively.

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Reclassification

Certain amounts from the prior period have been reclassified to conform to the current period presentation.

Note 3 — Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. At March 31, 2018, the Company had negative working capital, an accumulated deficit of $ 25,498,207 and was in negotiations to extend the maturity date on notes payable that are in default. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient to pay its obligations and support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues may provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 — Related Party Balances and Transactions

During 2014, a former stockholder provided funds to the Company evidenced by 8% uncollateralized notes payable due September 30, 2014. As of March 31, 2018 and March 31, 2017, the Company had $59,558 and $59,558, respectively of these notes payable which are in default. The Company is in current negotiations to extend the maturity of these notes for an additional 2 years. Interest expense for the years ended March 31, 2018 and 2017, were $ 4,765 and $ 4,765, respectively.

During the years March 31, 2018 and 2017 consulting fees were paid to Majorca Group, Ltd in the amounts of $21,776 and $50,172 respectively.

Kannabidioid, Inc had related party revenue from Earth Science Tech Inc in the amount of $1,030 for the year ended March 31, 2018.

Note 5 — Stockholders’ Equity

During the years ended March 31, 2018 and 2017, the Company issued 3,096,698 and 2,297,802 common shares for cash of $965,992 and $851,753 respectively.

During the years ended March 31, 2018 and 2017, the Company issued 533,010 and 330,535 common shares for services at a fair value of $447,542 and $194,620 respectively.

During the years ended March 31, 2018 and 2017, the Company issued 233,000 and 238,500 common shares with a fair value of $170,775 and $238,000, respectively to officers as compensation.

Note 6 - Commitments and Contingencies

Legal Proceedings

Cromongen Biotechnology Corporation vs. Earth Science Tech, Inc. The Company is engaged in a legal controversy in arbitration with a former supplier, Cromogen Biotechnology Corporation (“Cromogen”). The Company claimed that Cromogen did not perform in accordance with its contract to supply high quality hemp oil to the Company on a consistent and timely manner. In accordance with the arbitration clause stipulated by the contract, in the arbitration proceeding, the Company filed a counterclaim and affirmative defenses to Cromogen’s claims for damages. The Company also filed a legal action in the courts of Florida against Cromogen, its principals and related companies, wherein fraud is alleged in connection with Cromogen’s representations regarding the formulation and quality of the hemp oil supplied. The legal action in the Florida courts has been stayed by court order.

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Since then the Company has received a copy of the Final Award (the “Award”) from the Arbitration Panel that was rendered June 8, 2018. The Award denied the Company’s counterclaims and certain of Cromogen’s claims. However, the Award was ultimately in favor of Cromogen on three issues which came in at a total of $3,994,522.55. This consisted of a sum for breach of contract against the Company in the amount of $120,265.00, a sum for costs and fees against the Company in the amount of $111,057.55 and a sum for the claim of tortuous interference and conversion against the Company in the amount of $3,763,200.00 based on alleged lost profits based on the claimed lost contract that would have allegedly resulted in business of $48 million in revenue for Cromogen. The Award has not been confirmed; and in reviewing it, the Company’s counsel found significant problems with the calculations based on Cromogen’s own numbers that it believes is will be successful in disputing either pursuant to a motion before the Arbitration Panel or at such time as Cromogen seeks to have the Award confirmed in court. Regardless of the Award, the Company intends to vigorously dispute the confirmation of the Award and although there can be no assurances, is optimistic because of the basis for appeal that its counsel has identified Management has consulted with legal counsel and has recorded an estimated accrual based on the probability of an arbitration award and legal fees against the Company of $231,323 as of March 31, 2018.

In May of 2016, Earth Science Tech entered into a contract with Greenlink Software Services, LLC, aka Digital Exchange, as Earth Science Tech’s merchant service processor. In September of 2017, Digital Exchange closed their business and Earth Science moved to T1 Payments as their merchant processor. As of September 2017, Digital Exchange owes Earth Science Tech $74,918.86 in undisbursed bank holds and sales. Currently, Earth Science Tech is in negotiations with Digital Exchange, and both parties’ legal representatives in an attempt to resolve this matter. We are uncertain of the amount of monies that will be received.

Consulting Agreement

Effective May 1, 2015, the Company entered into a Product Development and Marketing Agreement with Majorca Group, Inc. (“Developer”) a principal stockholder for cash compensation equal to 15% of certain net sales. Under the Agreement, the Company engaged Majorca to assist with the development and marketing of new product lines and to effect introductions of business prospects to the Company. This Agreement shall terminate on the 30th day of April, 2018 and is renewable for a second term of three years at the option of the Developer by 60-day notice to the Company prior to the expiration of the first term.

Lease Agreements

On August 14, 2017, the Company entered into an office lease covering its new Doral, Florida headquarters, with landlord Doral Flex. The Lease term is for 37 months commencing on September 1, 2017 and ending on September 30, 2020. The monthly rent, including sales tax is $1,990, $2,056 and $2,124 for the years ending 9/30/2018, 9/30/2019 and 9/30/2020 respectively. A deposit of $6,191 was tendered to secure the lease. Rent expense for the years ending March 1, 2018 and 2017 was $15,098 and $19,942 respectively.

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Note 7 - Balance Sheet and Income Statement Footnotes

Accounts receivable represent normal trade obligations from customers that are subject to normal trade collection terms, without discounts or rebates. If collection is expected in one year or less they are classified as current assets. If not, they are presented as non-current assets. Notwithstanding, these collections, the Company periodically evaluates the collectability of accounts receivable and considers the need to establish an allowance for doubtful debts based upon historical collection experience and specifically identifiable information about its customers. As of March 31, 2018 and 2017, the Company had allowances of $111,301 and $23,959 respectively. The Company used an allowance of 40% of receivables over 90 days to charge bad debt expense.

Prepaid expenses and other current assets for $6,033 for the year ended March 31, 2018 represent un-deposited funds.

Accounts payable are obligations to pay for goods and services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities

Accrued expenses of $93,987 as of March 31, 2018 represent $38,963 owed to Natural Vitamins for inventory,$19,024 of accrued interest on notes payable and accrued payroll for Michael Aube for $36,000.00.

Marketing expenses were $332,986 and $77,857 for March 31, 2018 and 2017 respectively. For the period March 31, 2018, expenses were incurred for obtaining a new chief of sales officer and a new team of representatives, Additional marketing expenses assisted in the product revamp launched in February 2018, increasing our revenues.

General and administrative expenses were $653,242 and $761,559 for March 31, 2018 and 2017 respectively. For the period March 31, 2018, the majority comprised of consulting fees in the amount of $448,409 which was incurred for negotiation and setting up joint ventures, the new headquarters and assisted in marketing product revamp and management team. The remainder, $204,833 was for employee compensation, rent, accounting fees and other expenses.

Donations represent $50,000 shares of common stock issued to Earth Science Foundation for the fair value of $35,500.

Loss on disposal of assets as of March 31, 2018 in the amount of $60,792 was a result of the entity Nutrition Empire Co Ltd which was dormant as of February, 2018 and all assets were disposed. All inventory had expired.

Professional fees were $106,289 and $82,578 for years ended March 31, 2018 and 2017, respectively. The bulk of these expenses were paid to transfer agent for issuance of stock.

Cost of legal proceedings were $79,447 and $15,528 for years ending March 31, 2018 and 2017, respectively. Legal expenses were for patent, security exchange and corporate attorney fees.,

Research and development were $150,451 for year ending March 31, 2018. These expenses were for new products and a medical device.

Note 8-Subsequent Events

On May 14, 2018 the company submitted its Form 10 to become fully reporting and is currently in approval process.

On May 30, 2018 the company entered a distribution agreement with AATAC to conduct a marketing program directing distributors and wholesalers, as well as providing fulfillment facilities and account representatives.

On January 1, 2019 the Company engaged David Barbash as chief sales officer (“CSO”) transitioning Jill Buzan, the Company’s previous CSO, to the position as a Florida sales representative.

On January 11, 2019 the Company signed an agreement to transfer of majority ownership and control of its wholly owned subsidiary, Kannabinoid, Inc., to a third party, retaining an interest in an ongoing 5% royalty on all sales of its Kana product.

On January 09, 2019 the Company entered into receivership with the judicial appointment of Robert Stevens and Strongbow Advisors, Inc. The Company determined that it was in its best interest and those of its shareholders and creditors to seek protection under receivership after evaluating its options following the order for judgment in favor of Cromogen in the matter entitled Cromogen Biotechnology Corporation vs. Earth Science Tech, Inc.. The appointment of Strongbow Advisors, Inc. and Robert Stevens as Receiver was approved unanimously by the Registrant’s Board of Directors and a majority of its debt holders. Strongbow and Stevens were selected because of their reputation of helping companies restructure and continue to execute on their business plans, albeit under a debt and capital structure that allows them to succeed. Unlike many receivers who simply look to wind up the affairs of a company and liquidate its assets, Stevens and Strongbow have built a reputation and differentiated themselves by assisting companies with financings and working in the capital markets to help companies raise the capital needed not only to pay debts but to build and grow their businesses. As a result, they are almost hyper-vigilant in protecting their companies’ shareholders and are not focused solely on creditors.

The Company has a motion for shortening of time for claims for Cromogen on March 27, 2019 to move to compel Cromogen to file the claim in the State of Nevada.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Audit and Accounting Fees

The following tables set forth the fees billed to the Company for professional services rendered by TSC for the years ended March 31, 2018 and 2017:

Services	2018	2017
Audit fees	$28,515	$31,900
Audit related fees	$0	$0
Tax fees	$900	$6,369
All other fees	$3,625	$158
Total fees	$33,040	$38,427

Audit Fees

Audit Fees include the auditor’s work and filings with the SEC and IRS.

Tax Fees

Tax fees include Corporate and State Tax return preparation and filings.

Other Fees

Other Fees include Accounting services related to the financial statement connected to tax and audit work as well as SEC filings.

Pre-Approval Policies and Procedures

Our board of directors preapproves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the board of directors before the respective services were rendered.

Indemnification of Officers and Directors

Nevada Law

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On February 15, 2019, the Company issued to GHS Investments, LLC 30,000 shares of Common Stock for fees relates to the Company’s Registration Statement on Form S-1.

Between January 2, 2019 and March 19, 2019, the Company issued to investors at prices varying between $0.30 per share and $0.40 per share an aggregate of 460,000 shares of the Company’s Common Stock.

On January 2, 2019 the Company issued 5,000 shares of Common Stock at a price of $0.78 per share to a sales representative of the Company as a bonus for winning a sales competition.

On December 31, 2018 the Company issued 15,000 shares of Common Stock at a price of $0.90 per share to an advisor in Canada for pharmaceutical advisory services.

On December 31, 2018 the Company issued 10,000 shares of Common Stock at a price of $0.79 per share to the Company Chief Operating Officer as compensation for services rendered.

On December 31, 2018 the Company issued 10,000 shares of Common Stock at a price of $0.79 per share to the Company Chief Financial Officer as compensation for services rendered.

On December 31, 2018 the Company issued 50,000 shares of Common Stock at a price of $0.79 per share to the Company Chief Executive Officer as compensation for services rendered.

On December 31, 2018 the Company issued 50,000 shares of Common Stock at a price of $0.79 per share to the Company President as compensation for services rendered.

On December 31, 2018 the Company issued 2,500 shares of Common Stock at a price of $0.79 per share to the Company Chief Sales Officer as compensation for services rendered.

Between December 5, 2018 and December 20, 2018, the Company issued an aggregate of 731,667 shares of Common Stock at a price of $0.30 per shares to multiple investors.

On December 3, 2018, the Company issued 15,000 shares of Common Stock at a price of $0.90 per share to a pharmaceutical advisor for services rendered.

II-2

Between October 1, 2018 and November 30, 2018, the Company issued an aggregate of 251,000 shares of Common Stock at a prices per share between $0.50 and $0.95 per share to multiple investors.

On September 30, 2018, the Company issued 2,500 shares of Common Stock to its Chief Sales Officer as compensation for services rendered at a price per share of $1.26.

On September 30, 2018, the Company issued 10,000 shares of Common Stock to its Chief Financial Officer as compensation for services rendered at a price per share of $1.26.

On September 30, 2018, the Company issued 10,000 shares of Common Stock to its Chief Operating Officer as compensation for services rendered at a price per share of $1.26.

On September 30, 2018, the Company issued 50,000 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $1.26.

On September 30, 2018, the Company issued 50,000 shares of Common Stock to its President as compensation for services rendered at a price per share of $1.26.

Between August 3, 2018 and September 28, 2018, the Company issued an aggregate of 1,743,258 shares of Common Stock at prices per share between $0.25 and $0.60 per share to multiple investors.

On July 31, 2018 the Company issued 5,000 shares of Common Stock each to three individuals for marketing services.

Between July 2, 2018 and July 25, 2018, the Company issued an aggregate of 490,000 at a price per share of $0.25 to multiple investors.

On June 30, 2018, the Company issued 5,000 shares of Common Stock each to four individuals for marketing services.

On June 30, 2018, the Company issued 2,500 shares of Common Stock to its Chief Sales Officer as compensation for services rendered at a price per share of $0.80.

On June 30, 2018, the Company issued 10,000 shares of Common Stock to its Chief Financial Officer as compensation for services rendered at a price per share of $0.80.

On June 30, 2018, the Company issued 10,000 shares of Common Stock to its Chief Operating Officer as compensation for services rendered at a price per share of $0.80.

On June 30, 2018, the Company issued 50,000 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $0.80.

On June 30, 2018, the Company issued 50,000 shares of Common Stock to its President as compensation for services rendered at a price per share of $0.80.

Between May 2, 2018 and June 26, 2018, the Company issued an aggregate of 964,168 shares of Common Stock at prices per share between $0.25 and $0.40 to multiple investors.

On June 15, 2018, the Company issued 15,000 shares of Common Stock to a consultant for services related to pharmaceutical projects at a price per share of $0.64.

On May 1, 2018, the Company issued to one employee as a bonus 25,000 shares of Common Stock at a price per share pf $0.79.

On April 30, 2018, the Company issued to two employees as a bonus an aggregate of 600 shares of Common Stock at a price per share pf $0.72.

II-3

Between April 2, 2018 and April 30, 2018, the Company issued an aggregate of 450,000 shares of Common Stock at prices per share between $0.30 and $0.45 to multiple investors.

On April 9, 2018, the Company issued 5,000 shares of Common Stock to a consultant for services related to pharmaceutical projects at a price per share of $0.70.

On March 30, 2018, the Company issued 2,500 shares of Common Stock to its Chief Sales Officer as compensation for services rendered at a price per share of $0.71.

On March 30, 2018, the Company issued 10,000 shares of Common Stock to its Chief Financial Officer as compensation for services rendered at a price per share of $0.71.

On March 30 30, 2018, the Company issued 10,000 shares of Common Stock to its Chief Operating Officer as compensation for services rendered at a price per share of $0.71.

On March 30, 2018, the Company issued 50,000 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $0.71.

On March 30, 2018, the Company issued 10,000 shares of Common Stock at a price per share of $0.71 to its Chief Legal Officer.

On March 30, 2018, the Company issued 50,000 shares of Common Stock to the Earth Science Foundation, Inc., in lieu of the President, as compensation for services rendered at a price per share of $0.71.

Between March 23, 2018 and January 8, 2018, the Company issued an aggregate of 778,698 shares of Common Stock at prices per share between $0.29 and $0.50 to multiple investors.

On December 31, 2017, the Company issued 2,500 shares of Common Stock to its Chief Sales Officer as compensation for services rendered at a price per share of $1.42

On December 31, 2017, the Company issued 50,000 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $1.42.

On December 31, 2017, the Company issued 50,000 shares of Common Stock to the President as compensation for services rendered at a price per share of $1.42.

On December 31, 2017, the Company issued 3,521 shares of Common Stock at a price per share of $1.42 to company for marketing services.

Between December 5, 2017 and December 27, 2017, the Company issued an aggregate of 508,571 shares of Common Stock at prices per share between $0.25 and $0.50 to multiple investors.

On December 7, 2017, the Company issued 25,000 shares of Common Stock at a price per share of $0.50 to a consultant for marketing services.

On December 2, 2017, the Company issued 15,000 shares of Common Stock at a price per share of $0.47 to a consultant for marketing services.

On November 30, 2017, the Company issued an aggregate of 14,194 shares of Common Stock at a price per share of $0.81 to multiple consultants for marketing services.

Between October 3, 2017 and November 22, 2017, the Company issued an aggregate of 700,000 shares of Common Stock at prices per share between $0.15 and $0.25 to multiple investors.

On November 17, 2017, the Company issued 5,000 shares of Common Stock to each of the three members of the Company’s advisory board at a price per share of $0.51.

II-4

On October 31, 2017, the Company issued an aggregate of 21,625 shares of Common Stock to five consultants for marketing services.

On September 30, 2017 the Company issued an aggregate of 21,492 shares of Common Stock to five consultants for marketing services.

On September 30, 2017, the Company issued 10,000 shares of Common Stock to its Chief Sales Officer as compensation for services rendered at a price per share of $0.54

On September 30, 2017, the Company issued 50,000 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $0.54.

On September 30, 2017, the Company issued 50,000 shares of Common Stock to the President as compensation for services rendered at a price per share of $0.54.

Between July 28, 2017 and September 29, 2017, the Company issued an aggregate of 631,499 shares of Common Stock at prices per share between $0.13 and $0.41 to multiple investors.

Between July 31, 2017 and August 31, 2017, the Company issued an aggregate of 38,838 shares of Common Stock to consultants for marketing services.

Between June 15, 2017 and July 28, 2017, the Company issued an aggregate of 386,555 shares of Common Stock at prices per share between $0.41 and $0.50 to multiple investors.

On June 30, 2017, the Company issued an aggregate of 17,500 shares of Common Stock to consultants for marketing services.

On June 30, 2017, the Company issued 10,000 shares of Common Stock to its Chief Sales Officer as compensation for services rendered at a price per share of $0.80.

On June 30, 2017, the Company issued 50,000 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $0.80.

On June 30, 2017, the Company issued 50,000 shares of Common Stock to the President as compensation for services rendered at a price per share of $0.80.

Between March 31, 2017 and June 1, 2017, the Company issued an aggregate of 35,542 shares of Common Stock to consultants for marketing services.

Between May 4, 2017 and June 1, 2017, the Company issued an aggregate of 106,000 shares of Common Stock at prices per share between $0.50 and $0.62 to multiple investors.

On April 17, 2017, the Company issued 100,000 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $0.90.

Between March 31, 2017 and June 1, 2017, the Company issued an aggregate of 35,542 shares of Common Stock to consultants for marketing services.

On March 31, 2017, the Company issued 50,000 shares of Common Stock to the President as compensation for services rendered at a price per share of $1.70.

On March 31, 2017, the Company issued 10,000 shares of Common Stock to its Chief Sales Officer as compensation for services rendered at a price per share of $1.70.

Between February 18, 2017 and March 20, 2017, Company issued an aggregate of 118,507 shares of Common Stock at prices per share between $0.25 and $1.25 to multiple investors.

II-5

On March 14, 2017, the Company issued 24,200 shares of Common Stock to two individuals related to the BEO acquisition.

On March 14, 2017, the Company issued 5,000 shares of Common Stock to a member of the advisory board to assist with research and development.

On March 14 2017, the Company issued 18,500 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $1.00.

On March 3, 2017, the Company issued 15,000 shares of Common Stock to an insurance carrier for services rendered at a price per share of $1.67.

On February 24, 2017, the Company issued 17,900 shares of Common Stock to three individuals related to the BEO acquisition.

On February 16, 2017, the Company issued 5,000 shares of Common Stock to a member of the advisory board to assist with research and development.

On February 14, 2017, the Company issued 10,000 shares of Common Stock to a member of the advisory board to assist with research and development.

On February 12, 2017, the Company issued 6,250 shares of Common Stock to individuals related to the BEO acquisition.

Between February 3, 2017 and February 20, 2017, Company issued an aggregate of 444,604 shares of Common Stock at prices per share between $0.25 and $1.15 to multiple investors.

On February 3, 2017 the Company issued 10,000 shares of Common Stock to an advisory board member to assist with research and development.

On January 31, 2017, the Company issued 5,000 shares of Common Stock to a company for marketing services.

On January 30, 2017, the Company issued 81,800 shares of Common Stock to individuals related to the BEO acquisition.

Between January 11, 2017 and January 27, 2017, the Company issued an aggregate of 394,233 shares of Common Stock at prices per share between $0.25 and $0.30 to multiple investors.

On January 11, 2017, the Company issued 35,000 shares of Common Stock to a company for marketing services.

On January 3, 2017, the Company issued 5,000 shares of Common Stock to an insurance carrier for services rendered at a price per share of $1.67.

On December 31, 2016, the Company issued an aggregate 25,000 shares of Common Stock to individuals for marketing services.

On December 31, 2016, the Company issued 50,000 shares of Common Stock to the President as compensation for services rendered at a price per share of $0.39.

On December 25, 2016, the Company issued 72,500 shares of Common Stock to individuals related to the BEO acquisition.

On December 15, 2016, the Company issued 115,385 shares of Common Stock to a company for services related to investor relations.

II-6

Between August 5, 2016 and November 14, 2016, the Company issued an aggregate of 658,165 shares of Common Stock at prices per share between $0.25 and $0.35 to multiple investors.

On September 30, 2016, the Company issued 25,000 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $0.50.

On September 30, 2016, the Company issued 50,000 shares of Common Stock to its Chief Operating Officer as compensation for services rendered at a price per share of $0.50.

On August 4, 2016, the Company issued 50,000 shares of Common Stock to its Chief Operating Officer as compensation for services rendered at a price per share of $0.50.

On July 27, 2016, the Company issued 25,000 shares of Common Stock to its Chief Executive Officer as compensation for services rendered at a price per share of $0.50.

Between April 25, 2016 and July 26, 2018, the Company issued an aggregate of 259,388 shares of Common Stock at prices per share between $0.25 and $0.35 to multiple investors.

II-7

EXHIBITS

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Articles of Incorporation	10-12(G)/A	1.1	08/13/2018

3.2	Amendment of Articles of Incorporation	10-12(G)/A	1.2	08/13/2018

3.3	Bylaws of Earth Science Tech, Inc.	10-12(G)/A	1.3	08/13/2018

4.1	Promissory Note issued by Earth Science Tech, Inc. in favor of GHS Investments LLC	8-K	4.1	03/06/2019

5.1	Opinion of Lucosky Brookman LLP				X

10.1	Earth Science Tech, Inc. 2015 Equity Incentive Plan and Agreement	10-12(G)/A	4.1	08/13/2018

10.2	Lease Agreement	10-12(G)/A	10.1	08/13/2018

10.3	CBDO Agreement 1	10-12(G)/A	10.2	08/13/2018

10.4	CBDO Agreement 2	10-12(G)/A	10.3	08/13/2018

10.5	TransBioTech Agreement	10-12(G)/A	10.4	08/13/2018

10.6	Tabraue Employment Agreement	10-12(G)/A	10.5	08/13/2018

10.7	Aube Employment Agreement	10-12(G)/A	10.6	08/13/2018

10.8	Hunter Employment Agreement	10-12(G)/A	10.7	08/13/2018

10.9	Hecker Employment Agreement	10-12(G)/A	10.8	08/13/2018

10.10	Castillo Employment Agreement	10-12(G)/A	10.9	08/13/2018

10.11	Buzan Employment Agreement	10-12(G)/A	10.10	08/13/2018

10.12	Avelies Employment Agreement	10-12(G)/A	10.11	08/13/2018

10.13	AATAC Agreement	10-12(G)/A	10.12	08/13/2018

10.14	Participation Agreement	8-K	10.1	09/19/2018

10.15	Services Agreement for Canna Inno Laboratories Inc. – French Version	8-K	10.1	10/18/2018

10.16	Services Agreement for Canna Inno Laboratories Inc. – English Translation	8-K	10.2	10/18/2018

10.17	David Barbash CSO Agreement	8-K	10.1	12/21/2018

10.18	Agreement between Registrant and Dermagate, Inc. dated December 16, 2018	8-K	10.1	12/21/2018

10.19	Engagement Letter with Fasken, Martinueau DuMoulin LLP	8-K	10.1	12/26/2018

10.20	Agreement between Registrant and Aaron Decker & Derrick West dated January 11, 2019	8-K	10.1	01/16/2019

10.21	Equity Financing Agreement dated February 28, 2019 by and between Earth Science Tech, Inc. and GHS Investments, LLC	8-K	10.1	03/06/2019

10.22	Registration Rights Agreement dated February 28, 2019 by and between Earth Science Tech, Inc. and GHS Investments, LLC	8-K	10.2	03/06/2019

21.1	List of Subsidiaries				X

23.1	Consent of BF Borgers CPA PC				X

23.2	Consent of Lucosky Brookman LLP (incorporated herein by reference to Exhibit 5.1)

99.1	Patent Application – Cannabidiol Compositions Including Mixtures and Uses Thereof	10-12(G)/A	99.1	08/13/2018

** to be filed by amendment

II-8

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 27, 2019.

RECEIVER FOR EARTH SCIENCE TECH, INC. CASE NO. A-18-784952-C STRONGBOW ADVISORS, INC.

Dated: March 27, 2019	By:	/s/ Robert Stevens
Robert Stevens
Receiver

EARTH SCIENCE TECH, INC.

Dated: March 27, 2019	By:	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue, under the supervision and direction of Robert Stevens and Strongbow Advisors, Inc., receiver for Earth Science Tech, Inc. Case No. A-18-784952-C
President, Director & Chairman

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

RECEIVER FOR EARTH SCIENCE TECH, INC. CASE NO. A-18-784952-C STRONGBOW ADVISORS, INC.

Dated: March 27, 2019	By:	/s/ Robert Stevens
Robert Stevens
Receiver

EARTH SCIENCE TECH, INC.

Dated: March 27, 2019	By:	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue, under the supervision and direction of Robert Stevens and Strongbow Advisors, Inc., receiver for Earth Science Tech, Inc. Case No. A-18-784952-C
President, Director & Chairman

II-10